As filed with the Securities and Exchange Commission on June 19, 2008

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA LOGISTICS GROUP, INC.

(Name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

7389

(Primary Standard Industrial Classification Code Number)

65-1001686

(I.R.S. Employer Identification Number)

7300 Alondra Boulevard

Suite 108

Paramount, California 90723

(562) 408-3888

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Mr. V. Jeffrey Harrell

CEO and President

China Logistics Group, Inc.

7300 Alondra Boulevard

Suite 108

Paramount, California 90723

(562) 408 3888

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

———————

with a copy to:

James M. Schneider, Esq.

Schneider Weinberger & Beilly LLP

2200 Corporate Boulevard N.W.

Suite 210

Boca Raton, Florida 33431

telephone (561) 362-9595

telecopier (561) 362-9612

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration fee(9)

Common stock, par value $0.001 per share (1)	16,445,500	$0.35	$5,755,925	$226
Common stock, par value $0.001 per share (2)	15,113,000	$0.50	$7,556,500	297
	31,558,500			$523

———————

(1)

Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.35 per share.

(2)

Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.50 per share.

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the warrants in the event of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 19, 2008

PROSPECTUS

China Logistics Group, Inc.

31,558,500 shares of Common Stock

This prospectus relates to periodic offers and sales of 31,558,500 shares of our common stock by the selling security holders, which includes:

•

up to 16,445,500 shares issuable upon the possible exercise of our Class A warrants; and

•

up to 15,113,000 shares issuable upon the possible exercise of our Class B warrants.

We will not receive any proceeds from the sale of the shares by the selling security holders. To the extent the warrants are exercised on a cash basis, we will receive proceeds of the exercise price. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

For a description of the plan of distribution of these shares, please see page 49 of this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol "CHLO" On June 17, 2008 the last reported sale price for our common stock was $0.60 per share.

____________________

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus to read about the risks of investing in our common stock.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is ______, 2008

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

OTHER PERTINENT INFORMATION

We maintain our web site at www. chinalogisticsinc.com. Information on this web site is not a part of this prospectus. All share and per share information contained in this prospectus gives proforma effect to the 1:40 reverse stock split of our outstanding common stock which was effective on March 11, 2008.

CERTAIN DEFINED TERMS USED IN THIS PROSPECTUS

Unless specifically set forth to the contrary, when used in this prospectus the terms:

•

“China Logistics,” “we,” “us,” “our,” the “Company,” and similar terms refer to China Logistics Group, Inc., a Florida corporation formerly known as MediaReady, Inc., and its subsidiary,

•

“Shandong Jiajia” refers to Shandong Jiajia International Freight & Forwarding Co., Ltd., a Chinese company and a majority owned subsidiary of China Logistics,

•

“China” or the “PRC” refers to the People's Republic of China, and

•

“RMB” refers to the renminbi which is the currency of mainland PRC of which the yuan is the principal currency.

PROSPECTUS SUMMARY

About Us

Through our majority owned subsidiary Shandong Jiajia, we operate as a non-asset based international freight forwarder and logistics manager located in the PRC. Shandong Jiajia acts as an agent for international freight and shipping companies. It sells cargo space and arranges land, maritime, and air international transportation for clients seeking primarily to export goods from China. Since its inception in 1999, Shandong Jiajia estimates it has processed the delivery of approximately 80,000 standard ISO containers totaling approximately 500,000 metric tons. While it can also arrange for the logistics for importing goods into China, historically less than 1% of its revenues are derived from these services. Shandong Jiajia does not own any containers, trucks, aircraft or ships. It contracts with companies owing these assets to provide transportation services required for shipping freight on behalf of its customers.

We acquired 51% of Shandong Jiajia in December 2007. Prior to this transaction, since 2003 we had been seeking to position our company within the entertainment and home broadband marketplace to develop our MediaREADY™ product line. We were, however, unable to successfully penetrate these markets, due in great part to our limited financial resources and a highly competitive marketplace dominated by large, international competitors. We did not report any revenues from our historical operations during 2007. In the fourth quarter of 2007 our management elected to pursue a business combination with an operating company in an effort to improve shareholder value which resulted in the transaction with Shandong Jiajia. Our business focus is now growing the operations of Shandong Jiajia and we do not anticipate pursuing any further efforts to generate revenues from our historical operations.

Our principal executive offices are located at 7300 Alondra Boulevard., Suite 108, Paramount, California 90723 and our telephone number is (562) 408-3888. Our fiscal year end is December 31.

SUMMARY OF THE OFFERING

This prospectus covers the resale of a total of 31,558,500 shares of our common stock by the selling security holders which includes up to 16,445,500 shares that are issuable upon the exercise of the Class A warrants and up to 15,113,000 shares that are issuable upon the exercise of the Class B warrants. Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. To the extent the warrants are exercised on a cash basis, we will receive the exercise price of the warrants. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock:

Outstanding Prior to this Offering:

35,008,203 shares of common stock on June 10, 2008.

Common Stock Reserved:

An aggregate of 38,058,500 shares of our common stock, including 4,500,000 shares of our common stock issuable upon the possible conversion of 450,000 shares of Series B Convertible Preferred Stock which we are obligated to issue under the terms of an agreement and 33,558,500 shares of our common stock issuable upon the exercise of common stock purchase warrants and options at exercise prices ranging from $.30 per share to $0.50 per share. The resale of up to 31,558,500 shares issuable upon the exercise of warrants are covered by this prospectus.

Common Stock

Outstanding After this Offering:

73,066,703 shares of common stock, assuming the issuance of the 450,000 shares of Series B Convertible Preferred Stock and the conversion of those shares into 4,500,000 shares of our common stock as well as the exercise of the Class A and Class B warrants into 31,558,500 shares, but giving no effect to the exercise of outstanding options.

TERMS OF THE OFFERING WITH THE SELLING SECURITY HOLDERS

Overview of the 2008 Unit Offering

In April 2008, we completed the private placement of 15.113 units of our securities at an offering price of $250,000 per unit to approximately 32 investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Regulation D and Section 4(2) of that act. Each unit consisted of 1,000,000 shares of common stock, five year Class A warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 per share. The terms of the warrants are described elsewhere herein under "Description of Securities - Common stock purchase warrants." The purchasers of the units are certain accredited institutional and individual investors. We received gross proceeds of $3,778,250 in this offering.

We paid Skyebanc, Inc., a broker-dealer and a member of FINRA, a cash commission of $25,938 and issued that firm Class A warrants to purchase 207,500 shares of our common stock as compensation for services to us. We also paid due diligence fees to an advisor to our company as well as certain investors or their advisors in connection with this offering, together with legal fees for both investors' counsel and our counsel which are described in a table appearing later in this section. After payment of these fees and costs associated with this offering we received net proceeds of approximately $3,360,000. Approximately $2,000,000 of the net proceeds were used by us as a contribution to the registered capital of our subsidiary Shandong Jiajia and as additional working capital for that company, approximately $140,000 was used to pay accrued professional fees and the balance of the net proceeds from the transaction are being used for working capital purposes. Subsequently, we have provided an additional $500,000 to Shandong Jiajia as additional working capital.

We agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the warrants so as to permit the public resale thereof. This prospectus is part of that registration statement. We will pay all costs associated with the filing of this registration statement. In the event the registration statement is not declared effective within 180 days following the closing date, we will be required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase aggregate exercise price of the warrants, but not to exceed in the aggregate 12% of the aggregate exercise price of the warrants. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to be a current reporting issuer and/or to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the warrants.

The Subscription Agreement for the offering provides that while the purchasers own any securities sold in the offering such securities are subject to anti-dilution protections afforded to the purchasers. In the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering, or less than the exercise price per warrant share, respectively, without the consent of the subscribers then holding securities issued in this offering, the purchaser is given the right to apply the lowest such price to the purchase price of shares purchased and still held by the purchaser and to shares issued upon exercise of the warrants and still held by the purchaser (which will result in the issuance of additional shares to the purchaser) and to the exercise price of any unexercised warrants.

In addition, until eight months after the effective date of the registration statement of which this prospectus is a part, purchasers will have certain rights of first refusal with respect to subsequent offers, if any, by us for the sale of our securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply with respect to certain limited exceptions, including strategic license agreements, mergers and similar acquisitions and certain option programs.

Finally, under the terms of the Subscription Agreement for the offering we agreed that:

•

until the earlier of the registration statement of which this prospectus is a part having been effective for 240 days or the date on which all the shares of common stock sold in the offering, including the shares underlying the warrants, have been sold we will not file any additional registration statements, other than a Form S-8, and

•

until the earlier of two years from the closing date or the date on which all shares of common stock sold in the offering, including the shares underlying the warrants, have been sold or transferred we agreed we would not:

•

amend our articles of incorporation or bylaws so as to adversely affect the rights of the investors,

•

repurchase or otherwise acquire any of our securities or make any dividends or distributions of our securities, or

•

prepay any financing related or other outstanding debt obligations.

The following tables and other narrative information provide additional information on this offering.

Fees and Payments Associated with the Transaction

The table below sets forth disclosure of the dollar amount of each payment (including the value of any payments to be made in shares of our common stock) in connection with the sale of the units that we have made or will make to:

•

each selling security holder,

•

any affiliate of a selling security holder, or

•

any person with whom any selling security holder has a contractual relationship regarding the sale of the units.

The amounts include liquidated damages, payments made to finders or any other potential payments but excludes the commission fees paid to Skyebanc, Inc.

Selling Security Holder	Payment Reference	Date	Amount
Osher Capital Partners, LLC	Due diligence fee(1)	Closing	$392,512
Utica Advisors, LLC	Due diligence fee(2)	Closing	443,678
China Direct Investments, Inc.	Advisory fee (4)	Closing	369,960
Legal counsel for selling shareholders	Legal fees	Closing	27,500
Legal counsel for China Logistics	Legal fees	Closing	50,000
Total			$1,283,650

———————

1

Osher Capital Partners, LLC was an investor in the offering. Includes a cash payment of $55,000 and Class A warrants to purchase 440,000 shares of our common stock which are valued at $337,512.

2

Utica Advisors, LLC served as an advisor for certain investors in the offering. Includes a cash payment of $60,625 and Class A warrants to purchase 485,000 shares of our common stock which are valued at $383,053.

3

China Direct Investments, Inc. served as an advisor to us on the offering. China Direct Investments, Inc. received a cash payment of $200,000 and Class A warrants to purchase 200,000 shares of our common stock which are valued at $169,960. China Direct Investments, Inc. is a subsidiary of China Direct, Inc., a principal shareholder of our company.

Net Proceeds From the Sale of the Units

The table below sets forth disclosure of the net cash proceeds to us from the sale of units under the terms of the Subscription Agreement.

Gross proceeds received	$3,778,250
Less legal fees	(77,500)
Less due diligence fees (1)	(315,625)
Less placement agent fees (1)	(25,938)
Net proceeds	$3,359,187

Total possible payments to selling security holders during first year (2)	$—

———————

1

Includes cash payments but excludes the value of any warrants issued as set forth above.

2

Assumes no registration rights penalties become payable under the terms of the Subscription Agreement.

Possible Profit to the Selling Security Holders on the Shares of Common Stock Included in the Units

Under the terms of the Subscription Agreement we issued the investors a total of 15,113,000 shares of our common stock as a component of the units purchased in the offering at an offering price of $0.25 per unit. The average of the closing price of our common stock as reported on the OTC Bulletin during the period of April 18, 2008 and April 24, 2008 when the units were sold was $0.80926. The following table illustrates the possible profit to the selling security holders at the closing of the offering based upon the difference between the purchase price of the units and the fair market value of our common stock at closing. While the units consisted of shares of our common stock, Class A warrants and Class B warrants, for the purposes of this table we have allocated the entire purchase price of the units to the shares of common stock included in the units and ascribed no value to the warrants included in the units.

Total Shares Underlying the Units Purchased in the Offering by the Selling Security Holders	Combined Purchase Price of the Shares	Combined Market Price of Shares	Total Possible Discount to the Market Price on the Sale Date

15,113,000	$3,778,250	$12,230,346	$8,452,096

Possible Profit to the Selling Security Holders on the Shares of Common Stock Underlying the Warrants Included in the Units

Under the terms of the Subscription Agreement we issued the investors Class A warrants to purchase a total of 15,113,000 shares of our common stock at an exercise price of $0.35 per share and Class B warrants to purchase a total of 15,113,000 shares of our common stock at an exercise price of $0.50 per share. The average of the closing price of our common stock as reported on the OTC Bulletin Board during the period of April 18, 2008 and April 24, 2008 when the units were sold was $0.80926. Both the exercise price of the warrants and the number of shares issuable upon exercise of the warrants is subject to adjustment if we should issue shares of common stock or other securities convertible or exercisable into shares of common stock or otherwise reprice any existing conversion or exercise prices to a price less than the then current exercise price. For the purposes of this table, however, we have not assumed any event will occur which will result in a reset in the exercise price of the warrants. The information in this table also excludes the Class A warrants issued as compensation or due diligence fees.

Total Possible Shares to be Received Upon Exercise of the Warrants (1)	Combined Market Price of Shares Underlying Warrants	Combined Exercise Price of the Total Number of Shares Underlying the Warrants	Total Possible Discount to the Market Price on the Sale Date of the Units

30,226,000	$24,460,693	$12,846,050	$11,614,643

———————

1

Assumes the cash exercise of all warrants at their respective initial exercise prices.

Comparison of Net Proceeds to us and Total Possible Profit to Selling Security Holders

Gross proceeds to us	$3,778,250
Less legal fees:	(77,500)
Less due diligence fees (1)	(315,625)
Less placement agent fees (1)	(25,938)
Net proceeds to us	$3,359,187

Combined total possible profit of selling security holders (2)	$20,066,739

Approximate percentage of the net proceeds received by us to the combined total possible profit of selling security holders.	17%

———————

1

Includes cash payments but excludes the value of any warrants issued as set forth above.

2

Includes a possible profit of $8,452,096 on the shares of our common stock included in the units and a possible profit of $11,614,643 on the warrants included in the units as set forth in the tables appearing earlier in this section.

Relationship of Outstanding Shares Before and After the Offering

The table below sets forth disclosure about our common stock held by the selling security holders, our affiliates and affiliates of the selling security holders.

No. of shares outstanding prior to offering held by persons other than the selling security holders, our affiliates and affiliates of the selling security holders	No. of shares registered for resale by the selling security holders or affiliates of the selling security holders in prior registration statements	No. of shares registered for resale on behalf of the selling security holders or affiliates of the selling security holders in this prospectus

8,376,283	—	31,558,500

Prior Securities Transactions with the Selling Security Holders

We have not been a party to any prior securities transaction with any selling security holder, an affiliate of any selling security holder, or any person with whom any selling security holder has a contractual relationship, including any predecessors of any of those persons, regarding any prior securities transaction except China Discovery Investors, Ltd., an investor in the offering, and China Direct Investments, Inc. which served as an advisor to us in the offering. China Discovery Investors, Ltd. is an investment partnership of which Mr. Marc Siegel is a 40% owner. China Discovery Advisors, LLC is the fund advisory to China Discovery Investors, Ltd. Mr. Marc Siegel is the sole officer of and has voting and dispositive control over China Discovery Investors, Ltd. Mr. Siegel is also an executive officer and director of China Direct, Inc., a principal shareholder of our company which, through its subsidiaries, has provided consulting services to us. China Direct Investments, Inc. is a wholly-owned subsidiary of China Direct, Inc.

Short Position Information

Double U Master Fund, L.P., a selling security holder, has advised us that they have an existing short position in our common stock. Double U Master Fund, L.P. entered into its short position on May 28, 2008 which was after the date of the sale of the units pursuant to the Subscription Agreement, but prior to the filing of the registration statement of which this prospectus is a part. Cranshire Capital, L.P., a selling security holder, has declined to provide us any information on any short position the company may or may not have in our common stock. Cranshire Capital, L.P., however, acknowledges, and has advised us in writing, that it is Cranshire Capital, L.P.'s policy to comply with the position of the staff of the Securities and Exchange Commission that short sales of common stock made prior to the effectiveness of a PIPE (private investment in public equity) re-sale registration statement (such as the registration statement of which this prospectus forms a part) may not be covered with shares acquired after the PIPE transaction and subject to such registration statement. Other than as set forth above, each of the selling security holders have advised us that such selling security holder does not have an existing short position in our common stock.

SELECTED CONSOLIDATED FINANCIAL DATA

The following summary of our financial information for the three months ended March 31, 2008 and 2007 (unaudited) and the years ended December 31, 2007 (restated) and 2006 which have been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus.

Income Statement Data:

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2008	2007	2007	2006
	(unaudited)		(restated)
Total revenues	$6,773,213	$—	$—	$1,211,506
Gross profit	257,483	—	—	86,551
Total operating expenses	602,659	611,892	11,760,241	2,753,388
Operating (loss)	(345,176)	(611,892)	(11,760,241)	(2,666,837)
Total other income (expense)	439,620	2,577	461,316	(738,467)
Net (loss)	$(140,756)	$(609,315)	$(11,298,925)	$(3,405,304)
Other comprehensive income	23,321	—	—	—
Comprehensive (loss)	$(117,435)	$(609,315)	—	—

Balance Sheet Data:

	March 31,	December 31,
	2008	2007	2006
	(unaudited)	(restated)
Working capital (deficit)	$(3,876,821)	$(10,936,577)	$(8,542,464)
Cash	$1,276,113	$1,121,605	$1,426
Total current assets	$5,482,689	$5,269,566	$823,334
Total assets	$9,256,266	$9,240,489	$847,648
Total current liabilities	$9,359,510	$16,206,143	$9,365,798
Total liabilities	$9,359,510	$16,206,143	$9,365,798
Total shareholders' (deficit)	$(1,112,097)	$(7,747,095)	$(8,518,150)

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

WE HAVE RECENTLY EXPANDED OUR BUSINESS THROUGH THE ACQUISITION OF A MAJORITY OWNERSHIP INTEREST IN SHANDONG JIAJIA WHICH IS LOCATED IN THE PRC. OUR MANAGEMENT MAY NOT BE SUCCESSFUL IN TRANSITIONING THE INTERNAL OPERATIONS OF A PRIVATELY HELD CHINESE COMPANY TO A SUBSIDIARY OF A U.S. PUBLICLY HELD COMPANY AND THE CHINESE GOVERNMENT MUST APPROVE THE ACQUISITION.

On December 31, 2007 we entered into an agreement to acquire of a majority ownership interests in Shandong Jiajia. The original owners of Shandong Jiajia continue to own the remaining minority interest and are responsible for its day-to-day operations. Our acquisition of Shandong Jiajia provides certain challenges for our company, including, among others:

•

we have no experience with companies operating within Shandong Jiajia's industry segment and will remain completely dependent on Shandong Jiajia's management to oversee its day-to-day activities with little practical ability to supervise their activities,

•

our management does not have any experience with operating a business in China and our sole officer and director does not speak Chinese, and

•

we will need to upgrade the internal accounting systems at Shandong Jiajia, as well as educating its staff as to the proper collection and recordation of financial data to ensure that we can continue to file our annual, quarterly and other reports with the Securities and Exchange Commission on a timely basis.

As described elsewhere herein, two subsidiaries of China Direct, Inc. provide us with consulting services, including translation services. There can be no assurance that our efforts to integrate the operations of Shandong Jiajia will be successful or that the anticipated benefits of the acquisition will be fully realized. There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our future operating results. If we are unable to properly and timely integrate the disclosure and accounting operations of Shandong Jiajia into our company, our ability to timely file our annual and quarterly reports, as well as other information we are required to file with the Securities and Exchange Commission, could be in jeopardy. Any failure on our part to meet the prescribed filing deadlines could lead to a delisting of our common stock from the OTC Bulletin Board, which could adversely affect a shareholder's ability to resell their investment in our company.

In addition, the acquisition by us of a controlling interest in Shandong Jiajia requires the approval of the Chinese government. Shandong Jiajia received its Certificate of Approval from the Department of Foreign Trade and Economic Cooperation of the Shandong Province. on April 25, 2008.

HISTORICALLY OUR WEAK FINANCIAL CONDITION RAISED SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN. WE ANTICIPATE THAT WE WILL CONTINUE TO INCUR OPERATING LOSSES FROM OUR MEDIA READY DIVISION AND THERE ARE NO ASSURANCES THAT OUR THE RESULTS FROM SHANDONG JIAJIA WILL OFFSET THESE LOSSES.

We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception through March 31, 2008. For 2007 and 2006, we reported net losses of $11,298,925 and $3,405,304, respectively, and at December 31, 2007 we had an accumulated deficit of $28,535,611. During the first quarter of 2008 we began reporting revenues from Shandong Jiajia. For the three months ended March 31, 2008 we reported sales of $6,773,213 and a net loss of $140,756. At March 31, 2008 we had an accumulated deficit of $28,676,367. Our operating results for the first quarter of 2008 and beyond include a significant increase in revenues which will be attributable to the operations of Shandong Jiajia, as well as significant increases in expenses related to that company. We continue to incur operating expenses related to our historical operations without any offsetting revenue and Shandong Jiajia's margins are not presently sufficient to pay its operating expenses and those of our historical operations. Accordingly, there are no assurances that we will ever achieve profitability on a consolidated basis in the future.

WE HAVE MATERIAL WEAKNESSES IN OUR DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING WHICH HAVE LEAD TO A RESTATEMENT OF OUR 2007 FINANCIAL STATEMENTS. THERE IS MORE THAN A REMOTE LIKELIHOOD THAT OUR FINANCIAL STATEMENTS WILL CONTAIN ERRORS IN FUTURE PERIODS.

Upon completion of an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as well as management's assessment of the effectiveness of our internal control over financial reporting at December 31, 2007 as required by Section 404 of the Sarbanes-Oxley Act of 2002 our management concluded that neither our disclosure controls and procedures nor our internal control over financial reporting were effective. In addition, management's assessment of the effectiveness of our internal control over financial reporting at December 31, 2007 excluded the operations of Shandong Jiajia. Given that those operations are in the PRC it is likely that had Shandong Jiajia been included in the assessment our management would have determined we had additional material weaknesses in our internal control over financial reporting. Subsequent to December 31, 2007 we were required to restate our December 31, 2007 financial statements because of an error in those statements.

Our sole officer and director is not an accountant and we have historically relied upon the services of outside accountants. In addition, Shandong Jiajia has an inadequate number of personnel with the requisite expertise in U.S. generally accepted accounting principles to ensure the proper application thereof. PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Until such time as we are able to supplement the accounting staff at Shandong Jiajia, it is possible that accounting errors will occur which are not prevented or detected. Accordingly, due to the nature of the material weaknesses in our internal control over financial reporting, there is more than a remote likelihood that additional material misstatements of our annual or interim financial statements could occur.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our future success is dependent upon the management, sales and marketing, and operational expertise of the executive officers and management at Shandong Jiajia. All of these individuals are located in China and we do not exercise any day-to-day supervision over their activities. We are not a party to any employment or similar agreements with any of these individuals and there are no assurances that they will remain employed by Shandong Jiajia or devote sufficient time and attention to the operations of that entity. The loss of one or more of these key employees could have a material adverse effect upon our business, financial condition, and results of operations and the results of operations at this subsidiary could be adversely impacted.

SHANDONG JIAJIA IS DEPENDENT ON THIRD PARTIES FOR EQUIPMENT AND SERVICES ESSENTIAL TO OPERATE ITS BUSINESS, AND IT COULD LOSE CUSTOMERS AND REVENUES IF IT FAILS TO SECURE THIS EQUIPMENT AND THESE SERVICES.

Shandong Jiajia is a non-asset based freight forwarding company and it relies on third parties to transport the freight it has arranged to ship. Thus, its ability to forward this freight and the costs it incurs in connection therewith is dependent on Shandong Jiajia's ability to find carriers willing to ship such freight at acceptable prices. This, in turn, depends on a number of factors beyond its control, including availability of cargo space, which depends on the season of the year, the shipment's transportation lane, the number of transportation providers and the availability of equipment. An increase in the cost of cargo space due to supply shortages, increases in fuel cost or other factors would increase costs and may reduce Shandong Jiajia's profits, which will adversely impact our results of operations in future periods.

SHANDONG JIAJIA RELIES ON OVERSEAS CARGO AGENTS TO PROVIDE SERVICES TO IT AND TO ITS CUSTOMERS, AND SHANDONG JIAJIA'S ABILITY TO CONDUCT BUSINESS SUCCESSFULLY MAY BE AFFECTED IF IT IS UNABLE TO MAINTAIN ITS RELATIONSHIPS WITH THESE OVERSEAS CARGO AGENTS.

Shandong Jiajia relies on the services of independent cargo agents, who may also be providing services to its competitors, which may include consolidating and deconsolidating various shipments. Although Shandong Jiajia believes its relationships with its cargo agents are satisfactory, it may not be able to maintain these relationships. If Shandong Jiajia were unable to maintain these relationships or develop new relationships, its service levels, operating efficiency, future freight volumes and operating profits may be reduced which will adversely impact our results of operations in future periods.

SHANDONG JIAJIA INCURS SIGNIFICANT CREDIT RISKS IN THE OPERATION OF ITS BUSINESS WHICH COULD REDUCE OUR OPERATING PROFITS.

Certain aspects of freight forwarding involve significant credit risks. It is standard practice for exporters to expect freight forwarders to offer 30 days or more credit on payment of their invoices from the time cargo has been delivered for shipment. Competitive conditions require that Shandong Jiajia offer 30 days or more credit to many of its customers. In order to avoid cash flow problems and bad debts, Shandong Jiajia attempts to maintain tight credit controls and to avoid doing business with customers it believes may not be creditworthy. However, Shandong Jiajia may not be able to avoid periodic cash flow problems or be able to avoid losses in the event customers to whom it has extended credit either delay their payments to it or become unable or unwilling to pay its invoices after Shandong Jiajia has completed shipment of their goods or rendered other services to them, all of which could reduce our operating profits.

RISKS RELATED TO DOING BUSINESS IN CHINA

GOVERNMENT ACTIONS RELATED TO THE BEIJING OLYMPICS COULD ADVERSELY IMPACT SHANDONG JIAJIA'S CUSTOMERS RESULTING IN A DECREASE OF REVENUES DURING THE BALANCE OF 2008.

Shandong Jiajia's business could be adversely impacted by various policies recently adopted by the PRC which seek to minimize pollution by limiting the operation of polluting agents in advance of the Beijing Olympics to be held during August 2008. While it is not clear how the recently adopted anti-pollution policies, some of which go into effect on June 1, 2008 apply to all industries, the policies could cause an interruption in the operations of Shandong Jiajia's customers which could in turn reduce these customer's usage of Shandong Jiajia's services.

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA BASED ON UNITED STATES OR OTHER FOREIGN LAWS.

All of Shandong Jiajia's assets and operations are in China and these assets represent substantially all of our assets. In addition, all of Shandong Jiajia's executive officers who are considered key employees of our company and exercise operational control over Shandong Jiajia reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws.

FLUCTUATION IN THE VALUE OF RMB MAY HAVE A MATERIAL ADVERSE EFFECT ON YOUR INVESTMENT.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Shandong Jiajia's revenues and costs and its assets are denominated in RMB. Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position in future periods. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to Shandong Jiajia, to the extent that it might need to convert U.S. dollars into RMB for such purposes.

SUBSTANTIALLY ALL OF ASSETS AND ALL OF OUR OPERATIONS ARE LOCATED IN THE PRC AND ARE SUBJECT TO CHANGES RESULTING FROM THE POLITICAL AND ECONOMIC POLICIES OF THE CHINESE GOVERNMENT.

Our business operations could be restricted by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH SHANDONG JIAJIA MUST CONDUCT ITS BUSINESS ACTIVITIES.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Shandong Jiajia. If that should occur, as Shandong Jiajia represents all of our current operations, it is likely that we would be forced to cease operations.

A SLOWDOWN IN THE CHINESE ECONOMY OR AN INCREASE IN ITS INFLATION RATE MAY ADVERSELY IMPACT OUR REVENUES.

The Chinese economy has grown at an approximately 9% rate for more than 25 years, making it the fastest growing major economy in recorded history. In 2007, China’s economy grew by 11.4%, the fastest pace in 11 years. While China’s economy has grown, inflation has also recently become a major issue of concern. In March 2007, China’s central bank, the People’s Bank of China, announced that the bank reserve ratio would rise half a percentage point to 15.5% in an effort to reduce inflation pressures hours after Premier Wen Jiabao highlighted inflation as a major concern for the government. China’s consumer price index growth rate reached 8.7% year over year in 2008.

We cannot assure you that growth of the Chinese economy will be steady, that inflation will be controllable or that any slowdown in the economy or uncontrolled inflation will not have a negative effect on Shandong Jiajia's business. Several years ago, the Chinese economy experienced deflation, which may recur in the future. More recently, the Chinese government announced its intention to continuously use macroeconomic tools and regulations to slow the rate of growth of the Chinese economy, the results of which are difficult to predict. Adverse changes in the Chinese economy will likely impact the financial performance of a variety of industries in China that use or would be candidates to use Shandong Jiajia's services.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD INTERRUPT OUR OPERATIONS.

A renewed outbreak of SARS or another widespread public health problem in China could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

•

quarantines or closures of some of our offices, which would severely disrupt Shandong Jiajia's operations,

•

the sickness or death of its key officers and employees, or

•

a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could result in a loss of revenues in future periods and could impact our ability to conduct Shandong Jiajia's operations as they are presently conducted. If Shandong Jiajia were unable to continue its operations as they are now conducted, our revenues in future periods would decline and our ability to continue as a going concern could be in jeopardy. If we were unable to continue as a going concern, you could lose your entire investment in our company.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

Because all of our revenues are in the form of RMB, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions.

CHINESE LAWS AND REGULATIONS GOVERNING SHANDONG JIAJIA'S BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN. ANY CHANGES IN SUCH CHINESE LAWS AND REGULATIONS MAY HAVE A MATERIAL AND ADVERSE EFFECT ON OUR BUSINESS.

China’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing the enforcement and performance of contractual arrangements with customers in the event a dispute, as well as the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our businesses. If the relevant authorities find us in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: levying fines; revoking our business and other licenses; requiring that we restructure our ownership or operations; and requiring that we discontinue any portion or all of our business.

WE MAY BE UNABLE TO ENFORCE OUR RIGHTS DUE TO POLICIES REGARDING THE REGULATION OF FOREIGN INVESTMENTS IN CHINA.

China's regulations and policies with respect to foreign investments are evolving with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. Any inability to enforce legal rights we may have under our contracts or otherwise could be limited which could result in a loss of revenue in future periods which would impact our ability to continue as a going concern.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations and could cause our company to cease operations.

RISKS RELATED TO HOLDING OUR SECURITIES

OUR CORPORATE ACTIONS ARE SUBSTANTIALLY CONTROLLED BY OUR MANAGEMENT.

Our executive officers and directors, including the management and minority owners of Shandong Jiajia, own approximately 27.1% of our voting securities. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders. It would be difficult for our shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our executive officers and directors, including Shandong Jiajia's management, in their capacity as shareholders, will be viewed favorably by all shareholders of our company.

THE EXERCISE OF OUTSTANDING WARRANTS AND THE POSSIBLE CONVERSION OF OUR SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK WILL BE DILUTIVE TO OUR EXISTING SHAREHOLDERS.

At May 31, 2008 we had 35,008,203 shares of our common stock issued and outstanding and the following securities, which are convertible or exercisable into shares of our common stock, were outstanding:

•

4,500,000 shares of our common stock issuable upon the possible conversion of 450,000 shares of Series B Convertible Preferred Stock which we are obligated to issue under the terms of an agreement; and

•

33,558,500 shares of our common stock issuable upon the exercise of common stock purchase warrants and options with exercise prices ranging from $0.30 per share to $0.50 per share.

The conversion of the preferred stock and/or the exercise of the warrants or options may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing shareholders. In addition, in 2006 we agreed to issue a warrant for 110,000 shares of our common stock exercisable at $6.80 per share as partial compensation under an agreement. No services have been provided and we are currently seeking to negotiate a cancellation of the contract. There are no assurances that we will be successful in these anticipated negotiations.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While we have adopted a Code of Business Conduct and Ethics, we have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have only one director. If we expand our board membership in future periods to include independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages are made by our sole officer and director and recommendations for director nominees may be made by him. He has an enhanced interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

Securities and Exchange Commission regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

CERTAIN OF OUR OUTSTANDING WARRANTS CONTAIN CASHLESS EXERCISE PROVISIONS WHICH MEANS WE WILL NOT RECEIVE ANY CASH PROCEEDS UPON THEIR EXERCISE.

The Class A warrants and Class B warrants issued in our 2008 Unit Offering and for which the underlying shares of common stock are included in the registration statement of which this prospectus is a part contain a cashless exercise provision. At any time after the required effective date of the registration statement the warrants are exercisable on a cashless basis if on the exercise date the shares of common stock issuable upon the exercise of the warrants are not covered by an effective registration statement. This means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. The utilization of this cashless exercise feature will deprive us of additional capital which might otherwise be obtained if the warrants did not contain a cashless feature.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to successfully implement our strategic initiatives, economic, political and market conditions and fluctuations, U.S. and Chinese government and industry regulation, interest rate risk, U.S., Chinese and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCBB under the symbol CHLO. The reported high and low sales prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
2006
First quarter ended March 31, 2006	$12.00	$8.00
Second quarter ended June 30, 2006	$ 8.80	$4.80
Third quarter ended September 30, 2006	$ 7.60	$4.40
Fourth quarter ended December 31, 2006	$ 4.80	$2.40

2007
First quarter ended March 31, 2007	$ 6.80	$2.40
Second quarter ended June 30, 2007	$ 3.60	$1.60
Third quarter ended September 30, 2007	$ 2.80	$0.80
Fourth quarter ended December 31, 2007	$ 2.00	$0.40

2008
First quarter ended March 31, 2008	$ 1.20	$0.40

On June 17, 2008, the last sale price of our common stock as reported on the OTCBB was $0.60. As of June 10, 2008, there were approximately 224 record owners of our common stock.

Dividend Policy

Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. We have never paid cash dividends on our common stock and it is highly unlikely that we will pay dividends in the foreseeable future.

Under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Finally, under the terms of the Subscription Agreement for the 2008 Unit Offering, we are prohibited from paying dividends on our common stock until the earlier of two years from the closing date of the offering or the date on which all shares of common stock sold in the offering have been resold.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2008. This table gives no effect to the sale of the units in April 2008 and the use of proceeds therefrom. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

March 31, 2008
(unaudited)
Long term liabilities	$—
Preferred stock, $0.001 par value, 10,000,000 shares authorized:
Series A Convertible Preferred Stock, 1,000,000 shares authorized, no shares issued and outstanding	—
Series B Convertible Preferred Stock, 1,295,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 19,395,199 shares issued and outstanding	19,395
Additional paid-in capital	27,747,944
Accumulated deficit	(28,676,367)
Other comprehensive income	(203,069)
Total shareholders' deficit	$(1,112,097)
Total capitalization	$(1,112,097)

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares of common stock by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrants, if exercised on a cash basis, will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of the warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised on a cash basis, if at all.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

Beginning in 2003, we sought to position our company within the entertainment and home broadband marketplace to develop our MediaREADY™ product line and provide products and services in the converging digital media on demand, enhanced home entertainment and emerging interactive consumer electronics markets. We were, however, unable to successfully penetrate these markets, due in great part to our limited financial resources. We did not report any revenues from our historical operations during 2007. In the fourth quarter of 2007 our management elected to pursue a business combination with an operating company in an effort to improve shareholder value.

On December 31, 2007 we acquired a 51% interest in Shandong Jiajia. Established in November 1999, Shandong Jiajia is a non-asset based international freight forwarder and logistics manager located in the PRC. Following this transaction, the business and operations of Shandong Jiajia represent all of our operations. We used a substantial portion of the proceeds from the 2008 Unit Offering to provide the required funds to satisfy the financial commitments related to the Shandong Jiajia acquisition. Our business focus is on expanding the business and operations of Shandong Jiajia and we do not intend to use any of the remaining funds for our historical operations.

Shandong Jiajia will seek to develop new business opportunities by utilizing new shipping routes and expanding its scope of services to provide a full suite of comprehensive logistics management solutions. Shandong Jiajia management believes that as they expand their logistics management solutions business and gain market share they will be able to obtain more container space thereby increasing potential revenues. The company believes that due to the larger volume of products to be shipped they can negotiate a more favorable rate from their vendors and suppliers and ultimately increase its profit margins.

The additional registered capital we have provided Shandong Jiajia will be utilized by the company for general working capital purposes and for expanded operations, new business development for new shipping routes, and the development of new logistics services as well as negotiating favorable pricing from their suppliers based on a greater capacity of shipping volumes.

In expanding these operations, Shandong Jiajia faces the challenges of:

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effective consolidation of resources among relatively independent affiliates;

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maintaining the balance between the collection of accounts receivable and the extension of longer credit terms offered to its current and prospective clients in an effort to boost sales; and

•

the company’s ability to effectively handle the increases in costs due to soaring fuel prices and the weak U.S. dollar.

Additionally, Shandong Jiajia also faces the challenges related to the management and streamlining of the logistical aspect of the new shipping routes that the company plans to undertake and the possibility that the company’s new routes will not be met with acceptance by its present and prospective clients. To accomplish their growth goals, Shandong Jiajia will utilize a portion of the additional registered capital to invest in an information sharing and personnel training system among its affiliates, to recruit highly qualified professionals to join the company; and to promote new shipping routes and new services. In addition, Shandong Jiajia will rely upon its long-term partnerships with shipping companies, storage management companies, inland transportation companies, and port logistics companies in its efforts to develop a comprehensive logistics solution that it does not believe is currently available on the market today.

Results of Operations

Because we did not begin reporting sales or expenses attributable to Shandong Jiajia's operations until the first quarter of 2008, we believe certain inter-period comparisons between 2008 and 2007 are of limited value.

Three months ended March 31, 2008 as compared to the three months ended March 31, 2007

Sales

Sales for the three months ended March 31, 2008 were $6,773,213 as compared to $0 for the three months ended March 31, 2007. All of our sales during the 2008 period were attributable to the operations of Shandong Jiajia and we did not generate revenues from our historical operations during either period. While on an annualized basis it appears that Shandong Jiajia's revenues are down from the comparable period in 2007, given our recent acquisition of that entity we are unable at this time to determine what impact, if any, seasonality of sales had on its results in the first quarter of 2008.

Cost of sales and gross margins

Cost of sales for the three months ended March 31, 2008 represents the cost of cargo space obtained by Shandong Jiajia on behalf of its customers. We did not have any comparable expenses in the 2007 period. Gross profit for the three months ended March 31, 2008 was $257,483, or approximately 3.8% of sales.

Total operating expenses

Total operating expenses decreased approximately 1.5% for the three months ended March 31, 2008 as compared to the three months ended March 31, 2007. During the 2008 period we recognized expenses related to both our historical operations in the U.S. and Shandong Jiajia's operations in the PRC. Operating expenses in the 2007 period reflected on our historical operations in the U.S. Principal components of the period to period change include:

Selling, General and Administrative Expense

Selling, general and administrative expense, which includes personnel costs, administrative expenses, general office expenses, advertising costs, and professional fees, decreased by approximately 33% in the 2008 period from the 2007 period. Approximately 63% of selling, general and administrative expense during the 2008 period is attributable to our historical operations in the U.S. and the remaining approximate 37% is attributable to Shandong Jiajia's operations. The decrease in the 2008 period was due to reduced overhead expenses from our historical operations.

Depreciation and amortization

Depreciation and amortization in the 2008 period relates to fixed assets consisting of furniture and fixtures and certain computer equipment. The increase in this non-cash expense in the 2008 period as compared to the 2007 period is directly related to the acquisition of Shandong Jiajia. We expect that the depreciation and amortization expense will be recurring during the balance of 2008.

Total other income

Total other income increased significantly for the three months ended March 31, 2008 from the comparable period in 2007 primarily as a result of the one time bad debt recovery of $380,978 by Shandong Jiajia. Other principal period to period changes included an increase of approximately 25% in the 2008 period in the fair value of derivative liabilities which are related to a note payable to a related party which was satisfied during the 2008 period, together with a decrease of $56,689 in interest expense - related party in the 2008 period also related to such note offset by a realized exchange rate loss of approximately $16,500 which represents the fees associated with the settlement of certain accounts by Shandong Jiajia in a currency other than the RMB.

Net loss, other comprehensive income and comprehensive loss

During the three months ended March 31, 2008 we reported a net loss of $140,756 as compared to $609,315 for the three months ended March 31, 2007. The functional currency of Shandong Jiajia is the RMB. The financial statements of Shandong Jiajia are translated to U.S. dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. As a result of this non-cash gain, we reported comprehensive income of $23,321 for the three months ended March 31, 2008 as compared to $0 for comparable period in 2007. We reported a comprehensive loss of $117,435 and $609,315 for the three months ended March 31, 2008 and 2007, respectively.

2007 as compared to 2006

Revenues

Revenues are comprised of product and services revenues, net of returns and allowances. In 2007, revenues were $0 compared to $1,211,506 for 2006. Net revenues decreased $1,211,506. The decrease in net sales was a result of insufficient funding to finance orders of our MediaREADY™ products.

Gross Profit

Gross profit for 2007 was $0 compared to $86,551 for 2006. Gross profit decreased $86,551. The decrease in gross profit was due to the fact that there were no sales in 2007.

General and Administrative

General and administrative expenses for 2007 were $1,317,258 compared to $2,014,720 for 2006. General and administrative expenses decreased $697,462 representing a 34.6% decrease. This decrease was due to reduced staffing requirements and promotional cost in 2007 over 2006.

Fair value of convertible securities

Fair value of convertible securities expense for 2007 was $0 compared to $406,000 for 2006. The fair value of convertible securities expense decreased $406,000. The decrease was due to the fact that no convertible securities were issued in 2007.

Fair value of equity instruments

Fair value of equity instruments expense for 2007 was $10,424,900 compared to $63,400 for 2006. The fair value of equity instruments expense increased $10,361,500. The increase was due to significant issues of common stock for services rendered.

Liquidity and capital resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At March 31, 2008, we had cash of $1,276,113 and a working capital deficit of $3,876,821. While subsequent to March 31, 2008, we raised approximately $3,778,250 from the proceeds of the 2008 Unit Offering, we used $2,000,000 of those proceeds to satisfy our commitments to Shandong Jiajia. We believe, however, that our current working capital and cash generated from operations will not be sufficient to meet our cash requirements for the current year without the ability to attain profitable operations and/or obtain additional financing. The terms of the 2008 Unit Offering contains certain restrictive covenants which will hamper our ability to raise additional capital. If we are not successful in generating sufficient cash flows from operations or in raising additional capital when required in sufficient amounts and on acceptable terms, these failures could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that we will be able to raise any required capital necessary to achieve our targeted growth rates and future continuance on favorable terms or at all. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2007 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our recurring losses from operations, net cash used in operations, net working capital deficiency, stockholders’ deficiency and accumulated deficit.

The following table provides certain selected balance sheet comparisons between March 31, 2008 and December 31, 2007. As we acquired the majority interest in Shandong Jiajia in December 2007, its assets and liabilities are included in our balance sheet for both periods.

	March 31 2008	December 31 2007	Increase/ Decrease ($)%
	Unaudited	Restated
Cash	$1,276,113	$1,121,605	154,508	13.8%
Accounts receivable, net	2,569,899	3,131,831	(561,932)	-17.9%
Accounts receivable - related party	154,049	160,350	(6,301)	-3.9%
Deferred costs	—	5,450	(5,450)	-100%
Due from related parties	576,380	511,435	64,945	12.7%
Prepayments and other current assets	906,248	338,895	567,353	167.4%
Total current assets	5,482,689	5,269,566	213,123	4.1%

Property and equipment, net	44,888	46,622	(1,734)	-3.7%

Total other assets	3,728,689	3,924,301	(195,612)	-5.0%

Total assets	$9,256,266	$9,240,489	15,777	0.2%

Cash overdraft	$1,361	$12,633	(11,272)	-89.3%
Accounts payable - trade	3,592,921	4,444,825	(851,904)	-19.2%
Accrued consulting fees	3,780,000	3,780,000	—	0.0%
Accrued compensation - related party	—	446,985	(446,985)	-100.0%
Other accruals and other current liabilities	103,113	343,301	(240,188)	-70.0%
Convertible note payable - related party	—	2,373,179	(2,373,179)	-100.0%
Derivative liability	—	3,856,416	(3,856,416)	-100.0%
Advances from customers	1,651,438	683,436	968,002	141.6%
Due to related parties	219,959	229,252	(9,293)	-4.1%
Foreign tax payable	10,718	36,116	(25,398)	-70.3%

Total current liabilities	$9,359,510	$16,206,143	(6,846,633)	-42.2%

We maintain cash balances in the United States and China. At March 31, 2008 and December 31, 2007, our cash by geographic area was as follows:

	March 31, 2008		December 31, 2007

United States	$359	0.03%	$215	0.02%
China	1,275,754	99.97%	1,121,390	99.98%
	$1,276,113	100%	$1,121,605	100%

For the foreseeable future we anticipate that a substantial portion of our cash balances will be held in the form of RMB held in bank accounts at financial institutions located in the PRC. Cash held in banks in the PRC is not insured. In 1996, the Chinese government introduced regulations, which relaxed restrictions on the conversion of the RMB; however restrictions still remain, including but not limited to restrictions on foreign invested entities. Foreign invested entities may only buy, sell or remit foreign currencies after providing valid commercial documents at only those banks authorized to conduct foreign exchanges. Furthermore, the conversion of RMB for capital account items, including direct investments and loans, is subject to PRC government approval. Chinese entities are required to establish and maintain separate foreign exchange accounts for capital account items. We cannot be certain Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions. Accordingly, cash on deposit in banks in the PRC is not readily deployable by us for purposes outside of China.

Our current assets at March 31, 2008 increased $213,123, or approximately 4.1%, from December 31, 2007 and reflect increases in prepayments and other current assets totaling $567,353 offset by a decrease in accounts receivable of $561,932. Our current liabilities decreased by $6,846,633, or approximately 42.2%, at March 31, 2008 from December 31, 2007; this reflects a decrease in accounts payable of $851,904, the conversion of $446,985 in accrued compensation – related party into common stock, the conversion of $2,373,179 in a convertible note payable – related party into common stock and the reversal of a derivative liability totaling $3,856,416 following the conversion of the convertible note payable – related party, offset by an increase in advances from customers totaling $968,002.

The reasons for significant changes in the value of assets and liabilities between March 31, 2008 and December 31, 2007 are as follows:

•

At March 31, 2008 we had accounts receivable of $2,569,899 compared to $3,131,831 at December 31, 2007. The decrease of $561,932 includes decrease in accounts receivable $942,910 and bad debt recovery of $380,978. This reflects an emphasis on cash collections within our subsidiary Shandong Jiajia, which resulted in an overall reduction in the carrying amounts of accounts receivable.

•

At March 31, 2008 we had prepayments and other assets of $906,248 compared to $338,895 at December 31, 2007. Prepayments consist of shipping charges to secure cargo space with various shipping companies related to Shandong Jiajia. The $567,353 increase reflects prepayments by Shandong Jiajia to obtain cargo space.

•

At March 31, 2008 we had accounts payable of $3,592,921 compared to $4,444,825 at December 31, 2007. The $851,904 decrease was related to payables satisfied by Shandong Jiajia.

•

At March 31, 2008 accrued compensation – related party was $0 compared to $446,985 at December 31, 2007. As stipulated in our agreement with Shandong Jiajia, we converted the accrued compensation due our president into common stock on March 20, 2008.

•

At March 31, 2008 we had a convertible note payable to a related party of $0 compared to $2,373,179 at December 31, 2007. As stipulated by our agreement with Shandong Jiajia we converted the note into common stock on March 20, 2008.

•

At March 31, 2008 we had a derivative liability of $0 compared to $3,856,416 at December 31, 2007. Once the conversion of the convertible note payable to a related party occurred, the derivative liability was reversed into equity.

•

At March 31, 2008 we reflect advances from customers of $1,651,438 related to Shandong Jiajia as compared to $683,436 at December 31, 2007, an increase of $968,002. The advances relate to payments for contracted cargo that has not yet been shipped to the recipient. These amounts are recognized as revenue as customers take delivery of goods, in compliance with our revenue recognition policy.

From time to time Shandong Jiajia has entered into transactions with related parties. At March 31, 2008, we were owed $576,380 by Shandong Huibo Import & Export Co., Ltd., a 24.3% shareholder in Shandong Jiajia. The loan which was provided in 2005, is unsecured, non-interest bearing and payable on demand. At March 31, 2008, our consolidated balance sheet also reflects $219,959 due to Xiangfen Chen, general manager of the Xiamen Branch of Shandong Jiajia. The loan, which was provided for working capital purposes is unsecured, non-interest bearing and repayable on demand.

Net cash used in operating activities as $1,474 for the three months ended March 31, 2008 as compared to $356,447 for the three months ended March 31, 2007. For the three months ended March 31, 2008, we used cash to fund our net loss together with an increase of $567,353 in prepayments and other assets and due from related parties ($64,945), decrease accounts payable ($849,904), amounts due to related parties ($9,293), foreign tax payables ($25,398), other accruals ($240,188). These were offset by decreases of $942,910 in accounts receivable and $6,301 in accounts receivable from a related party, and an increase of $968,002 in cash advanced by customers. During the three months ended March 31, 2007 we realized $230,000 from accounts receivable-related party to partially offset our net loss of $609,315.

Net cash used in operating activities for the year ended December 31, 2007 was $846,732 compared to $1,599,737 for the year ended December 31, 2006, a decrease of $753,005 representing a 47% decrease. The decrease is primarily attributed to a reduction in accounts receivable related party.

Net cash used in investing activities was $4,267 for the three months ended March 31, 2008 as compared to $0 for the three months ended March 31, 2007 and represents the purchase of fixed assets by Shandong Jiajia for which there was no comparable expenses in the 2007 period.

Net cash provided by investing activities for the year ended December 31, 2007 was $1,121,390, which reflects cash on hand at Shandong Jiajia, as compared to net cash used in investing activities of $17,197 for the year ended December 31, 2006 which represented the purchase of various equipment used in our historical operations for which there was no comparable expense in the 2007 period.

Net cash provided by financing activities for the three months ended March 31, 2008 was $136,928 compared to $355,160 for the three months ended March 31, 2007, a decrease of $218,232 representing a 61.4% decrease. The decrease is primarily due to the decrease in convertible note payable from a shareholder.

Net cash provided by financing activities for the year ended December 31, 2007 was $845,521 compared to $1,617,263 for year ended December 31, 2006, a decrease of $771,742 or approximately 47%. The decrease is primarily due to the decrease in advances from a shareholder.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. A summary of significant accounting policies is included in notes to the consolidated financial statements appearing elsewhere in this prospectus. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our company's operating results and financial condition.

Property, Plant and Equipment

We record property and equipment at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from four to five years. Expenditures for major renewals and improvements which extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. We review the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by a comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Stock Based Compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), "Share-Based Payment", which replaced SFAS No. 123 and superseded APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share based compensation arrangements based on the grant date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance based awards, share appreciation rights and employee share purchase plans. In March 2005 the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 107. SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain rules and regulations of the Securities and Exchange Commission and provides the staff's views regarding the valuation of share based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the Securities and Exchange Commission adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, we fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Revenue Recognition

Revenue is recognized when earned. Our revenue recognition policies are in compliance with the Securities and Exchange Commission's SAB No. 104 "Revenue Recognition". Essentially, we recognize revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

OUR BUSINESS

Overview

Historically, since 2003 we our business model was to provide products and services in the converging digital media on demand, enhanced home entertainment and emerging interactive consumer electronics markets. While we devoted significant time and resources to the development of our business model, we were not successful due in part to the significant competition in our target segment and our limited financial resources. For 2006 we reported revenues of $1,211,506, which includes revenues to a related party of $1,061,350, and a net loss of $3,405,304 and for the nine months ended September 30, 2007 we had no revenues and we reported a net loss of $737,868. Our business model required the commitment of significant capital amounts for product development and sales and marketing. Our gross profit margin in 2006 was 7%, which did not provide significant cash to fund our operating expenses. Like many small public companies, we encountered significant difficulties in raising adequate capital and the professional fees associated with our reporting obligations under Federal securities laws continued to increase.

In the fourth quarter of 2007 our management elected to pursue a business combination with an operating company in an effort to improve shareholder value. We acquired 51% of Shandong Jiajia, a non-asset based international freight forwarding and logistics manager located in the PRC, on December31, 2007.

Shandong Jiajia

Established in November 1999, Shandong Jiajia is a non-asset based international freight forwarder and logistics manager located in the PRC. Shandong Jiajia acts as an agent for international freight and shipping companies. It sells cargo space and arranges land, maritime, and air international transportation for clients seeking primarily to export goods from China. Since inception, Shandong Jiajia estimates it has processed the delivery of approximately 80,000 standard ISO containers totaling approximately 500,000 metric tons. While it can also arrange for the logistics for importing goods into China, historically less than 1% of its revenues are derived from these services. Shandong Jiajia does not own any containers, trucks, aircraft or ships. It contracts with companies owing these assets to provide transportation services required for shipping freight on behalf of its customers.

Headquartered in Qingdao, Shandong Jiajia has branches in Shanghai and Xiamen with an additional office in Lianyungang. Shandong Jiajia has 87 employees and partners with agents in North America, Europe, Australia, Asia, and Africa. Typically approximately 60% of Shandong Jiajia's revenues are generated from existing, repeat customers and the remaining 40% are from new customers. Of the new customers, Shandong Jiajia salesmen generate approximately 20%, the remaining 20% are referrals from third party agents.

The Chinese Freight Forwarding Industry

In China, the freight forwarding industry began to develop in the early 1980s following the China Reform policy. In 1983, Sinotrans Ltd. was the only international freight forwarder registered with the China Ministry of Foreign Trade and Economic Cooperation. By 2006, China had approximately 6,000 international freight forwarders registered with China Ministry of Commerce and approximately 30,000 unregistered freight forwarders operated by individuals or small businesses. The industry boom is attributed to increasing international trade and relaxed regulation by the Chinese government. China surpassed the United States as the world's second-largest exporter in the middle of last year, according to figures released by the World Trade Organization.1 For the full year of 2007, the international trade has hit $2,173.8 billion in 2007 an increase of 23.5% from 20062, which finished above the US in the 2007 totals. The value of exports was US $1,218 billion up by 25.7%, while that of imports went up by 20.8 % to touch US $955.8 billion3. Since joining the WTO in 2002, China has enjoyed an annual increase rate above 20% for the successively six years.4 At current growth rates, China is projected to overtake Germany as the world's biggest exporter in 2008.5

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1

http://www.chinadaily.com.cn/china/2007-04/12/content_849420.htm

2

http://www.igovernment.in/site/china%E2%80%99s-gdp-growth-swings-up-by-114/

3

http://www.igovernment.in/site/china%E2%80%99s-gdp-growth-swings-up-by-114/

4

http://www.igovernment.in/site/china%E2%80%99s-gdp-growth-swings-up-by-114/

5

http://www.chinadaily.com.cn/china/2007-04/12/content_849420.htm

Shandong Jiajia's services

The typical freight forwarding service package provided by Shandong Jiajia includes goods reception, space reservation, transit shipment, consolidate traffic, storage, multimodal transport and large scale such as export of large mechanical equipment. Shandong Jiajia provides freight forwarding services for a wide variety of merchandise and it has experience in handling various types of freight such as refrigerated merchandise, hazardous merchandise and perishable agricultural products.

To accommodate Shandong Jiajia's customers shipping needs, it can either facilitate the shipment of a full container or, if the shipment is less than a full container-load, it will co-load a customer's merchandise with other customers or freight forwarders to create a full container. Containers are in sizes of either 20 foot or 40 foot, each are used for ocean freight, and a 20 foot container can carry 17.5 metric tons of merchandise while a 40 foot container can carry 22 metric tons of merchandise. For full container loads, as part of its normal services Shandong Jiajia will deliver the empty container to a customer’s factory and the customer loads the merchandise. Shandong Jiajia then transports the container to the port of departure for customs clearance. Once the clearance is obtained, Shandong Jiajia loads the containers on to the ship and issues the bill of lading and service invoice to its customer.

For shipment of less than full container loads merchandise which will be co-loaded with merchandise from other customers or freight forwarders, Shandong Jiajia's customers may either request that the merchandise be picked up at its factory or deliver the merchandise directly to a warehouse in Shanghai. Upon receipt at the warehouse, Shandong Jiajia will store the merchandise until a sufficient quality of other merchandise is received to fill the particular container. Generally, the merchandise is in storage for 30 days or less. An unrelated third party owns the warehouse and Shandong Jiajia pays for space on an as-used basis depending upon the size, quantity and duration. The cost is included in the amount charged the customer for the shipment. Thereafter, the procedure for completing the shipment is similar to that which is described above for full container load shipments from a customer.

Shandong Jiajia does not insure its customers' merchandise while it is in Shandong Jiajia's possession. As part of its normal and customary terms Shandong Jiajia requires its customers to purchase insurance coverage. Prior to 2007 Shandong Jiajia offered its customers in-house customs brokerage services, which included the preparation of all documentation required for the clearance of merchandise through customs and the collection and payment of import duties to the appropriate government agencies in the country of destination. Shandong Jiajia subsequently determined that the costs associated with in-house customs brokerage services are prohibitive and it began outsourcing all customs brokerage services to local customs brokers.

Once the ship departs port, Shandong Jiajia tracks the status utilizing web-based tracking software provided by each particular shipping agency and provides periodic updates to customers on both the shipping and receiving end of the transaction. Typically payment is delineated in the initial order. Shandong Jiajia will either collect payment for its services from:

•

the shipper when the merchandise departs if the trade pricing term is on a CIF (cost, insurance and freight) or C&F (cost and freight) basis, or

•

from the recipient when merchandise arrives at destination port if the trade pricing term is on a FOB (free on board) basis.

Airfreight shipments represent less than 10% of Shandong Jiajia revenues and the procedure for airfreight shipments is similar to ocean freight.

Shandong Jiajia is a designated agent of cargo carriers including Nippon Yusen Kaisha (NYK Line), P&O Nedlloyd, CMA CGM Group, Safmarine Container Lines, and Regional Container Lines (RCL). Shandong Jiajia is also a member in the China Cargo Alliance (CCA), an independent network of air and sea freight forwarders serving international trade of China. Currently CCA has 113 members including 67 overseas forwarders operating in 53 countries and 46 Chinese forwarders. In this alliance, all members are free to trade their services with peer members. Overseas agents forward orders to Shandong Jiajia for the services of handling and/or space purchase. If agents only request procedural handling, Shandong Jiajia usually charges $30 to $40 per order for service fee. If agents choose to purchase the shipping spaces reserved by Shandong Jiajia, the profits from the order are evenly shared between agents and Shandong Jiajia.

Shandong Jiajia generally receives 30 days terms from the airlines and shipping lines with which it transacts business. For the shipping lines to North America, Shandong Jiajia enters into annual sales contracts with various shipping companies in order to ensure a sufficient amount of shipping and air cargo space is available at pre-determined prices. In these contracts, Shandong Jiajia is assigned a certain amount of cargo space but it is not required to either pre-purchase the cargo space or otherwise required to provide a deposit. The number of available spaces is determined based on negotiation between Shandong Jiajia and the shipping company. If Shandong Jiajia does not re-sell the cargo space, Shandong Jiajia would be required to pay a penalty, which is approximately $400 per container; however, it has never failed to resell the reserved cargo space. Shandong Jiajia usually reserves a relatively small amount of cargo space in order to avoid overbooking. Because of the long-term relationships with the various shipping companies it uses, Shandong Jiajia, however, has never experienced any difficulties in obtaining sufficient cargo space to meet its customer’s needs in excess of the amount reserved.

Shandong Jiajia is committed to providing competitive pricing and efficient, reliable service to its customers. Shandong Jiajia believes that it has good relationships with its customers, major airlines, shipping lines and its network of overseas agents. Shandong Jiajia's sales persons are responsible for marketing its services to a diversified customer base and for establishing new customer relationships. Shandong Jiajia employs 13 full time sales persons. These sales persons solicit business through a variety of means including personal visits, sales calls, and faxes. Shandong Jiajia's customers sign annual or project-based contracts with the company and the terms of the contract determine the merchandise, price, and delivery instructions. Sales persons are compensated with base salary and earn a sales commission based on net profit generated in excess of predetermined benchmarks. Sales persons are required to meet monthly profit benchmarks established by the company, and the base salaries, profit benchmarks, and commission percentages paid to the sales persons vary across the company's branches.

Customers, transaction currencies and credit terms

Shandong Jiajia generates revenues through sales to existing customers as well as new customers. Existing customers initiate historically approximately 60% of its revenues, 20% are to new customers generated by Shandong Jiajia salesmen, and the remaining 20% are referrals from third party agents. The focus of products shipped by Shandong Jiajia's customers varies across the branches. In Qingdao area, the major export is agricultural products to Australian-Zelanian line and Southeast Asia line. Clothing and electronics products to Europe and U.S. are the focus of Shanghai branch and the Xiamen branch carries daily merchandise and hardware products to Europe and Africa. The rate Shandong Jiajia charges its customers fluctuates with market price. Shandong Jiajia may elect to lower the rates on the occasions that the particular order involves a large quantity of freight, customers have good credit rating, and/or the customer has a record of prompt payment.

Shandong Jiajia does not require a deposit to engage its services. Sales of its freight forwarding services are generally made on credit. Fees are denominated in RMB, the functional currency of the PRC, and shipping costs charged by the various shipping companies are denominated in U.S. dollars. Historically, Shandong Jiajia's existing customers generally settle their accounts receivable within 30 days after they receive a commercial invoice. In the pricing terms of CIF and C&F, new customers are required to make the payment in order to obtain one original copy of bill of lading from Shandong Jiajia. The customer submits the bill of lading to the bank to settle the foreign exchange in its account. In FOB pricing term, Shandong Jiajia issues a delivery order to its agent at the port of destination.

Competition

Shandong Jiajia is one of approximately 6,000 registered cargo companies in China. Only registered companies can purchase cargo space and establish foreign currency accounts. There are also an estimated 30,000 unregistered forwarding companies and individual agents. These smaller competitors generally do not have the financial wherewithal to meet the minimum registered capital requirements to permit the formation as an independent international freight forwarding company. The industry is dominated by a few state-owned and/or large public companies. Shandong Jiajia’s primary competitors are state owned Tianjin Zhenhua Logistics Group, foreign joint ventures Qingdao Ocean & Great Asia Transportation, and Air Sea Transport. These competitors have each developed a service network nationwide and internationally and have proprietary warehouses and transportation departments.

While the requirement to register as a cargo company in China was amended in 2004 to provide that approval from the Ministry of Commerce is no longer necessary to obtain a business license, Shandong Jiajia believes its ability to market itself as a registered cargo company provides certain competitive advantages. Shandong

Jiajia has been operating since 1999 and it believes that its experience is a competitive advantage for the company and serves as a benefit to exporters as well to shipping agencies seeking to sell cargo space. Shandong Jiajia has developed stable shipping volume since 1999, which allows it to make a commitment to shipping agencies for cargo space, which in turn permits it to receive advantageous pricing.

A significant number of Shandong Jiajia's competitors have more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial and marketing resources than the company does. These competitors may also offer a more comprehensive package of freight forwarding services than Shandong Jiajia does, or may provide value added services such as customs brokerage, distribution, warehousing and pick and pack services. For these and other reasons, Shandong Jiajia's competitors' services may achieve greater acceptance in the marketplace than the company, limiting our ability to gain market share and customer loyalty and increase our revenues.

Government Regulation

Shandong Jiajia is required to comply with the Customs Law established by the People's Republic of China, which establishes regulations related to import/export of merchandise from or to China. The regulations define the criteria to supervision and monitor in the transport of merchandise to and from China by the Customs of the People's Republic of China.

Previously, each year Shandong Jiajia was required to pass an annual inspection by the local government agency of foreign trade and commerce to maintain the qualification. Effective April 1, 2005 an annual inspection is no longer required for approval and an international freight forwarding company, such as Shandong Jiajia, is only required to file an annual renewal form with the local government agency of foreign trade and commerce. Shandong Jiajia completed the record registration in April 2007.

Our Historical Operations

Our historical operations focused on home entertainment media products and solutions that enhance the consumer experience. Utilizing contract manufacturers we developed a line of products including media centers which were created to handle the transition from traditional satellite and cable broadcast of media programming to an “anywhere anytime” online access of media that is customized to the user’s desires, as well as portable media centers and MP3 and MP4 players. Our competitors include computer hardware manufacturers, software providers, system integrators, consulting and other professional services firms, outsourcing providers, and network service providers, all of which possess substantially greater financial, marketing, technical, human and other resources than our company, and our financial resources are limited when contrasted. In addition, we also lacked the capital necessary to fund production of inventory, pay for adverting and marketing of our products and finance accounts receivable which adversely impacted our ability to conduct our business.

While we reported revenues in 2006 of $1,211,506 from sales of these products, approximately 88% of those revenues were from sales to a related party. We did not report any revenues from the sales of the products in 2007 or the first quarter of 2008.

Employees

As of May 31, 2008 we had 89 full time employees, including our President, V. Jeffrey Harrell and an executive administrator in the United States and 87 full-time, salaried employees at Shandong Jiajia.

Our employees in China are organized into a union under the labor laws of China and receive labor insurance. These employees can bargain collectively with Shandong Jiajia. Shandong Jiajia believes it maintains good relations with its employees.

Shandong Jiajia is required to contribute a portion of its employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations. We expect the amount of our contributions to the government’s social insurance funds to increase in the future as we expand our workforce and operations. The company is currently in the process of expanding its workforce to meet the growing demand for its services. As the company increases its workforce it will realize an increase in its contributions made to the government’s social insurance fund.

History of our Company

We were incorporated in the State of Florida in March 1999 originally under the name ValuSALES, Inc. We had no operations until July 1999 when we purchased assets consisting of property and equipment and inventory for an aggregate purchase price of $75,000. In December 1999, we sold shares of our common stock and used the proceeds to acquire September Project II Corp., an inactive entity. For accounting purposes, the acquisition was treated as a capital transaction rather than a business combination. In conjunction therewith, we merged with September Project II Corp. with that entity as the surviving entity named ValuSALES.com, Inc. In November 2001 we changed our name to Video Without Boundaries, Inc.

On August 11, 2004 (with an effective date of June 1, 2004) we entered into a stock purchase agreement with the sole shareholder of Graphics Distribution, Inc., a privately held company engaged in the business of selling and distributing electrical products. The principal terms of the agreement provided that we would acquire all of the issued and outstanding shares of Graphics Distribution, Inc. for a purchase price of $1,500,000 plus the issuance of 25,000 our common stock shares. Additional consideration included in this stock purchase agreement required our company to collateralize an existing line of credit in the amount of $2,500,000 as well as retain the services of the selling shareholder, pursuant to a consulting agreement dated August 11, 2004, for a term consistent with the fulfillment of the stock purchase agreement. At closing, we tendered our initial deposit of $350,000, but thereafter we defaulted on the remaining balance due and as well as the collateralization provision.

In August 2006 we changed our name to MediaREADY, Inc.

On December 31, 2007 we entered into an acquisition agreement with Shandong Jiajia and its sole shareholders Messrs. Hui Liu and Wei Chen, pursuant to which we acquired a 51% equity interest in Shandong Jiajia. At closing, we issued Messrs. Liu and Chen an aggregate of 1,000,000 shares of our Series A Preferred Stock and we agreed contribute $2,000,000 to increase the registered capital of Shandong Jiajia subject to:

•

the prior receipt of all regulatory approvals and licenses from the necessary governmental agencies in China related to this acquisition, and

•

the receipt of two years of audited financial statements of Shandong Jiajia together with the interim period for the nine months ended September 30, 2007.

Under the terms of the agreement, a shareholder/related party agreed to personally assume any liabilities which may result from a stock purchase agreement we entered into in August 2004 with Graphics Distribution, Inc. In addition, the parties agreed that the accrued compensation and convertible note payable-related party included in our current liabilities at September 30, 2007 would be converted into shares of our common stock at conversion rates of $.018 and $.02 per share, respectively, resulting in the issuance of approximately 3,445,853 shares of our common stock. Included in these liabilities, which are to be converted, is approximately $419,000 of accrued compensation due Mr. Jeffrey Harrell, our CEO and President, and approximately $2,310,000 due to related parties under a convertible note and a loan. At the time of the agreement we did not have sufficient authorized but unissued shares of our common stock to provide for the conversion of these liabilities. Effective on the close of business on March 11, 2008 we amended our articles of incorporation to increase our authorized capital which provided sufficient shares to permit these conversions. On March 28, 2008 these liabilities were converted to 3,445,853 shares of our common stock.

In connection with the transaction, we issued Capital One Resource Co., Ltd., a subsidiary of China Direct, Inc., 450,000 shares of Series B Preferred Stock valued at $3,780,000, and Mr. Weidong Wang 35,000 shares of Series B Preferred Stock valued at $294,000, as compensation for assistance in the transaction. In addition, we issued an aggregate of 352,500 shares of Series B Preferred Stock valued at $2,961,000 to Dragon Venture (Shanghai) Capital Management Co., Ltd. as finder's fees. Dragon Venture (Shanghai) Capital Management Co., Ltd. is a subsidiary of Dragon Capital Group Corp. (Pink Sheets: DRGV). Mr. Lawrence Wang, the CEO of Dragon Capital Group Corp., is the brother of Dr. James Wang, the CEO of China Direct, Inc. China Direct, Inc. owns approximately 20% of the issued and outstanding shares Dragon Capital Group Corp.

On January 28, 2008 the acquisition agreement was amended to provide that as additional consideration we issued Mr. Chen 120,000 shares of our Series B Preferred Stock and three year options to purchase an additional 2,000,000 shares of our common stock at an exercise price of $0.30 per share. In order to facilitate the approval by the Chinese authorities of the transaction, effective March 13, 2008 the parties further amended the acquisition agreement to provide that:

•

instead of contributing all $2,000,000 to Shandong Jiajia's registered capital, we will contribute $1,040,816 to increase the registered capital and the remaining $959,184 will be made available to Shandong Jiajia for working capital purposes, and

•

the date by which Shandong Jiajia is required to satisfy certain conditions to the delivery of such funds has been extended to April 30, 2008.

In April 2008 following the sale of the units described elsewhere herein, we used $2,000,000 of the proceeds from that offering to satisfy our capital commitment to Shandong Jiajia.

In March 2008 we changed our name to China Logistics Group, Inc.

Legal Proceedings

We are not a party to any pending or threatened litigation.

Properties

We lease 668 square feet of office space at 7300 Alondra Boulevard, Suite 108, Paramount, California 90723 for a two-year term expiring April 30, 2010. The monthly rate for the facility is $5,000, which includes office furniture, supplies, equipment and utility services.

Shandong Jiajia’s headquarters occupy approximately 1,776 square feet of leased office space in Qingdao, China, which is leased from an unrelated third party under a lease expiring on December 31, 2008. The annual rent is approximately $20,346 (RMB 150,562). Shandong Jiajia expects to renew this lease upon expiration upon similar terms.

Shandong Jiajia's branches and offices also rent various office spaces throughout China as set forth in the following table:

Location	Approximate Square Feet	Annual Rent	Expiration of Lease

Shanghai Branch Shanghai	7,800	$43,604 (RMB 300,000)	May 31, 2009
Xiamen Branch, Xiamen City, Fujian Province	1,026	$1,459 (RMB 10,800)	December 31, 2008
Lianyuangang office, Lianyuangang City, Jiangsu Province	1,184	$4,054 (RMB 30,000)	March 15, 2009

MANAGEMENT

Directors and Executive Officers

Name	Age	Positions

V. Jeffrey Harrell	42	Chief Executive Officer, President, Secretary, Treasurer and sole director

V. Jeffrey Harrell. Mr. Harrell is the Chairman and CEO of China Logistics Group, Inc., and has served in such capacities since 1999. Over the last 20 years he has been involved in a series of diversified ventures focusing on finance and accounting, production control and accountability as well as automating an inventory control system utilizing information technology processes and software within the textile industry for consumer goods, financial services, property acquisition, and outsourcing corporate services. Mr. Harrell is a graduate of East Carolina University and received his degree in Business Administration with concentrations in finance and accounting. Throughout his career he has served on the Board of Directors of several non-profit charitable organizations.

Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Key Employees

Shandong Jiajia is located in China and its day-to-day operations are the responsibility of officers at that subsidiary. Following is biographical information on those persons whom we consider key employees of our company:

Name	Age	Positions

Hui Liu	46	Chief Executive Officer
Wei Chen	38	General Manager, Shanghai Branch

Hui Liu. Mr. Liu co-founded Shandong Jiajia in 1999. From 1997 to 1999, Mr. Liu was the storage and delivery department manager at Shandong Jiajia Import and Export Corp., Ltd. and from 1989 to 1997 he managed customs declaration, inspection declaration, shipping arrangement, and bulk cargo logistics at Cosco International Freight Co., Ltd. From 1986 to 1989 Mr. Liu was employed as a sailor with Qingdao Ocean Shipping Co., Ltd. Mr. Liu obtained an Associate Degree in Vessel Driving from Qingdao Ocean Shipping Mariner College in 1986.

Wei Chen. Mr. Chen has been the General Manager of Shandong Jiajia’s Shanghai Branch since February 2002. Prior to joining Shandong Jiajia, Mr. Chen was a shipping department manager at Shanghai Branch of Beijing Sunshine International Freight Co., Ltd. from October 1998 to February 2002. Previously, Mr. Chen was the chief representative of Shanghai office, Mitrans International Shipping Co., Ltd. from June 1995 to October 1998. Mr. Chen started his career as a sales representative at Asian Development International Transportation Corporation between September 1992 and May 1995. Mr. Chen obtained a Bachelor’s Degree in International Shipping from Shanghai Maritime University in 1992.

Director Compensation

We have not established any policies for the compensation of directors and any such compensation will be at the sole discretion of our Board. During 2007 Mr. V. Jeffrey Harrell was our sole director and he did not receive any compensation for his services as a director.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee which violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment.

Generally, our Code of Business Conduct and Ethics provides guidelines regarding:

•

compliance with laws, rules and regulations,

•

conflicts of interest,

•

insider trading,

•

corporate opportunities,

•

competition and fair dealing,

•

discrimination and harassment,

•

health and safety,

•

record keeping,

•

confidentiality,

•

protection and proper use of company assets,

•

payments to government personnel,

•

waivers of the Code of Business Conduct and Ethics,

•

reporting any illegal or unethical behavior, and

•

compliance procedures.

In addition, we have also adopted a Code of Ethics for our Chief Executive Officer and senior financial officers who are also subject to specific policies regarding:

•

disclosures made in our filings with the Securities and Exchange Commission,

•

deficiencies in internal controls or fraud involving management or other employees who have a significant role in our financial reporting, disclosure or internal controls,

•

conflicts of interests, and

•

knowledge of material violations of securities or other laws, rules or regulations to which we are subject.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Committees of the Board of Directors

Because we have only one director, our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. Further, as we are currently quoted on the OTC Bulletin Board, we are not subject to any exchange rule which includes qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

Our sole director is not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•

understands generally accepted accounting principles and financial statements,

•

is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•

has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•

understands internal controls over financial reporting, and

•

understands audit committee functions.

Our sole director does not have the requisite professional background necessary to be considered an audit committee financial expert. While the OTC Bulletin Board does not impose any qualitative standards requiring companies to have independent directors or requiring that one or more of its directors be audit committee financial experts, it is our intent to expand our Board of Directors during 2008 to include independent directors as well as one or more directors who are considered audit committee financial experts. At that time we intend to establish an Audit Committee of our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in the last completed year for

•

our principal executive officer or other individual serving in a similar capacity,

•

our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2007 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934. In the case of our company this includes the executive officers of our Shandong Jiajia subsidiary, and

•

up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2007.

For definitional purposes, these individuals are sometimes referred to as the "named executive officers." The value attributable to any option awards in the following table is computed in accordance with FAS 123R.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION (A)	YEAR (B)	SALARY ($) (C)	BONUS ($) (D)	STOCK AWARDS ($) (E)	OPTION AWARDS ($) (F)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (G)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (H)	ALL OTHER COMPENSATION ($) (I)	TOTAL ($) (J)

V. Jeffrey Harrell (1)	2007	200,000	—	—	—	—	—	—	200,000
	2006	200,000	—	—	—	—	—	—	200,000

Hui Liu (2)	2007	3,732	14,785	—	—	—	—	11,500	30,017

Wei Chen	2007	26,642	—	—	—	—	—	—	26,642

———————

1

During 2007 Mr. Harrell converted $193,500 of accrued but unpaid compensation into 135,000 shares of our common stock. At December 31, 2007 we owned Mr. Harrell an aggregate of approximately $419,000 of accrued but unpaid compensation. Pursuant to the terms of the Share Exchange Agreement, on March 28, 2008 he converted all amounts due him into 581,247 shares of our common stock in full satisfaction of those obligations.

2

In 2007 Mr. Liu received a $14,785 bonus. All other compensation included $10,958 for travel allowance and $542 for a car allowance.

Employment Agreement with our Executive Officers and Key Employees

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

How Mr. Harrell's Compensation was Determined

During 2007, our Board of Directors, of which Mr. Harrell was the sole member, fixed the amount of compensation payable to Mr. Harrell. The Board of Directors did not consult with any experts or other third parties in fixing the amount of Mr. Harrell's compensation. During 2007 Mr. Harrell's compensation package included a base salary of $200,000. The amount of compensation payable to Mr. Harrell can be increased at any time upon the determination of the Board of Directors of which he is the sole member.

How Mr. Liu's and Mr. Chen's Compensation was Determined

Mr. Liu and Mr. Chen are executive officers and directors of our Shandong Jiajia subsidiary and as such are responsible for its day-to-day operations. Neither Mr. Liu nor Mr. Chen is a parties to an employment agreement with Shandong Jiajia. The compensation for each of these individuals is determined by Shandong Jiajia's Board of

Directors of which they are members and is based upon a number of factors including the scope of each of their duties and responsibilities to Shandong Jiajia and the time each devotes to its business. Such deliberations are not arms-length. Shandong Jiajia did not consult with any experts or other third parties in fixing the amount of either Mr. Liu's or Mr. Chen's compensation. We anticipate that similar procedures will be followed for 2008. The amount of compensation payable to either Mr. Liu or Mr. Chen can be increased at any time upon the determination of Shandong Jiajia's Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007:

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of Securities Underlying Unexercised options (#) unexercisable (c)	Equity Incentive plan awards: Number of Securities Underlying Unexercised Unearned options (#) (d)	Option Exercise price ($) (e)	Option Expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#) (j)

V. Jeffrey Harrell	—	—	—	—	—	—	—	—	—
Hiu Liu	—	—	—	—	—	—	—	—	—
Wei Chen	—	—	—	—	—	—	—	—	—

Limitation on Liability

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•

breach of the director's duty of loyalty to us or our shareholders;

•

acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

•

a transaction from which our director received an improper benefit; or

•

an act or omission for which the liability of a director is expressly provided under Florida law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time Mr. David Aubel, a principal shareholder of our company, has provided funds to us to pay our operating costs. During 2007 Mr. David Aubel, a principal shareholder of our company, paid $185,336 in our overhead costs. At December 31, 2007 we owed him $2,373,179 under a note. The note, which bore interest at 8% per annum, was due on demand and collateralized by all of our assets. In 2007 we recorded interest of $201,583 on this note. During the first quarter of 2008 he advanced us an additional approximate $138,000 for working capital. Pursuant to the terms of the Share Exchange Agreement, on March 28, 2008 Mr. Aubel converted all amounts due him under the note as well as the subsequent advances into 2,864,606 shares of our common stock.

From time to time Shandong Jiajia enters into transactions with related parties, including:

•

At December 31, 2007 it was owed $511,435 from a minority shareholder representing amounts due under a loan. This loan is unsecured, non-interest bearing and due on demand,

•

At December 31, 2007 Shandong Jiajia owned an employee $229,252 representing amounts loaned to it. This loan is unsecured, non-interest bearing and due on demand, and

•

Shandong Jiajia leases office space for its Shanghai Branch at an annual rent of $43,604 (RMB 300,000) plus $20,440 (RMB 140,622.48) for a management fee.

Director Independence

Our sole director is not independent within The NASDAQ Stock Market's director independence standards pursuant to Marketplace Rule 4200.

PRINCIPAL SHAREHOLDERS

At June 10, 2008 we had 35,008,203 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of June 10, 2008 by:

•

each person known by us to be the beneficial owner of more than 5% of our common stock;

•

each of our directors;

•

each of our named executive officers; and

•

our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of 7300 Alondra Boulevard, Suite 108, Paramount, California 90723. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Amount and Nature of Beneficial Ownership (1)
Name	# of Shares	% of Class

V. Jeffrey Harrell	731,336	2.1%
Wei Chen (2)	4,762,500	12.9%
Hui Liu (3)	312,500	*
All named executive officers and directors as a group (three persons) (2), (3)	5,806,336	15.7%
China Direct, Inc. (4)	9,512,500	24.0%
David J. Aubel (5)	2,714,608	7.8%

———————

*

represents less than 1%

1

The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.

2

Mr. Chen is an executive officer and minority shareholder of Shandong Jiajia and his address is 8 S. Henan Road Lane 1001 Apt. 3404, Shanghai, China 200000. The number of shares beneficially owned by Mr. Chen includes 2,000,000 shares of our common stock issuable upon the exercise of warrants with an exercise price of $0.30 per share.

3

Mr. Liu is an executive officer and minority shareholder of Shandong Jiajia and his address is Golden Plaza North Building Suite 1618B, 20 Middle Hongkong Road, Qingdao, China, 266071.

4

The shares of our common stock shown beneficially owned by China Direct, Inc. includes:

•

4,750,000 shares of common stock held of record by Capital One Resource Co., Ltd., a wholly owned subsidiary of CDI China, Inc., which is in turn a wholly owned subsidiary of China Direct, Inc.,

•

62,500 shares of common stock held of record by China Direct Investments, Inc., a wholly-owned subsidiary of China Direct, Inc.,

•

200,000 shares of our common stock underlying Class A warrants; and

•

450,000 shares of Series B Preferred Stock to be issued to China Direct Investments, Inc. which has no voting rights but is convertible at the option of the holder into 4,500,000 shares of common stock. Under the terms of the consulting agreement entered into with China Direct, Inc. in December 2007, we agreed to issue it 450,000 shares of our Series B Preferred Stock as compensation for services to be rendered, which such shares are to be issued on or before June 30, 2008. However, as pursuant to the terms of the agreement even if the agreement should be terminated prior to its expiration such compensation will be payable, under the rules of the Securities and Exchange Commission, China Direct Investments, Inc. is deemed to beneficially own such securities.

China Direct, Inc.'s address is 431 Fairway Drive, Deerfield Beach, Florida 33441. Dr. James Wang, Mr. Marc Siegel and Mr. David Stein, executive officers of China Direct, Inc., hold voting and dispositive control over securities owned by China Direct, Inc. in their capacities of Chief Executive Officer, President and Chief Operating Officer, respectively. The securities owned by China Direct, Inc. exclude any securities owned by China Discovery Investors, Ltd., a company over which Mr. Siegel holds voting and dispositive control.

5

Mr. Aubel's address is 4901 NW 17th Way, Fort Lauderdale, FL 33309.

Securities Authorized For Issuance Under Equity Compensation Plans

We have not adopted any equity compensation or similar plans.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares have been designated as Series A Convertible Preferred Stock and 1,295,000 shares have been designated as Series B Convertible Preferred Stock. As of June 10, 2008, there were 35,008,203 shares of common stock and no shares of any series of preferred stock issued and outstanding.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorized the issuance of up to 10,000,000 shares of preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. In December 2007 we designated a series of 1,000,000 shares as Series A Convertible Preferred Stock and a series of 1,295,000 shares as Series B Convertible Preferred Stock. The remaining 7,705,000 shares of preferred stock remain without designation.

Series A Convertible Preferred Stock

In January 2008 we issued the 1,000,000 shares of Series A Preferred Stock as partial consideration in the acquisition of a controlling interest in Shandong Jiajia. The designations, rights and preferences of the Series A Preferred Stock provide that:

•

the shares have a liquidation preference of $0.001 per share which equals the par value of the shares,

•

holders of the Series A Preferred Stock are not entitled to any dividends and the shares are not subject to redemption,

•

each share entitles the holder to 250 votes at any meeting of our stockholders and such shares will vote together with our common stockholders, and

•

each share is convertible into 2.5 shares of our common stock, subject to proportional adjustment for stock splits and dividends.

In March 2008, the holders of those shares converted such securities into an aggregate of 2,500,000 shares of our common stock in accordance with the designations, rights and preferences of such security. At May 31, 2008 there are no shares of Series A Convertible Preferred Stock issued and outstanding.

Series B Convertible Preferred Stock

In January 2008 we issued 845,000 shares of Series B Convertible Preferred Stock as compensation for services rendered to us including in connection with the Shandong Jiajia as well as 120,000 shares as additional compensation for the acquisition of a controlling interest in Shandong Jiajia. In addition, we are obligated to issue an additional 450,000 shares of Series B Convertible Preferred Stock as additional compensation for services rendered to us. The designations, rights and preferences of the Series B Preferred Stock provide that:

•

the shares have a liquidation preference of $0.001 per share which equals the par value of the shares,

•

holders of the Series B Preferred Stock are not entitled to any dividends and the shares are not subject to redemption,

•

the shares do not carry any voting rights, and

•

each share is convertible into 10 shares of our common stock, subject to proportional adjustment for stock splits and dividends.

In March, 2008, the holders of those shares converted such securities into an aggregate of 9,500,000 shares of our common stock in accordance with the designations, rights and preferences of such security. At May 31, 2008 there are no shares of Series B Convertible Preferred Stock issued and outstanding, although we have an obligation to issue 450,000 shares as described elsewhere herein.

Common stock purchase warrants

In the 2008 Unit Offering we issued five year Class A warrants to purchase an aggregate of 16,445,500 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase an aggregate of 15,113,000 shares of common stock with an exercise price of $0.50 per share. Other than the exercise price of the warrant, the terms of the Class A warrants and Class B warrants are identical. The exercise price of the warrants and the number of shares issuable upon exercise thereof is subject to pro-rata adjustment in the event of stock splits, stock dividends, recapitalizations and similar corporate events. At any time after the required effective date of the registration statement of which this prospectus forms a part the warrants are exercisable on a cashless basis if on the exercise date the shares of common stock issuable upon the exercise of the warrants are not covered by an effective registration statement. The exercise of the warrants is also subject to a 4.99% cap on the beneficial ownership that each purchaser may have at any point in time while the securities are outstanding. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

Transfer agent

Our transfer agent is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

SELLING SECURITY HOLDERS

At June 10, 2008 we had 35,008,203 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of up to 31,558,500 shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:

•

up to 16,445,500 shares issuable upon the possible exercise of our Class A warrants; and

•

up to 15,113,000 shares issuable upon the possible exercise of our Class B warrants.

The following table sets forth:

•

the name of each selling security holder,

•

the number of common shares owned, and

•

the number of common shares being registered for resale by the selling security holder.

Information on beneficial ownership of securities is based upon a record list of our shareholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

Name of Selling Security Holder	Number of Shares Owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering

Alfred R. Kloss and Diana C. Kloss (1)	480,000	320,000	160,000	*
Alejandra M. Church-Lugo (2)	120,000	80,000	40,000	*
Alicia B. Church (3)	240,000	160,000	80,000	*
Anna L. LaPerna (4)	240,000	160,000	80,000	*
Anthony J. Emmitte, III (5)	30,000	20,000	10,000	*
Christopher D. Lewis (6)	120,000	80,000	40,000	*
Cynthia A. Schultz (7)	60,000	40,000	20,000	*
Dennis Church (8)	600,000	400,000	200,000	*
G. Russell Church (9)	84,000	56,000	28,000	*
George L. Church or Dorothy R. Church (10)	480,000	320,000	160,000	*
Gwen Ross (11)	120,000	80,000	40,000	*
Harry L. Church (12)	60,000	40,000	20,000	*
Leonor DuBose (13)	60,000	40,000	20,000	*
Matt Rohira (14)	60,000	40,000	20,000	*
Michael E. Tanner (15)	300,000	200,000	100,000	*
Michael L. Mead (16)	120,000	80,000	40,000	*
Mohammed Tily (17)	600,000	400,000	200,000	*
Peter Pitre (18)	210,000	140,000	70,000	*
Richard J. Church (19)	4,800,000	3,200,000	1,600,000	*
Southwestern Manufacturing, Inc. (20)	300,000	200,000	100,000	*
Wen Zhang (21)	30,000	20,000	10,000	*
China Discovery Investors, Ltd. (22)	1,500,000	1,000,000	500,000	*
Terry Max and Linda Max (23)	750,000	500,000	250,000	*
Whalehaven Capital Fund Limited (24)	4,877,246	3,200,000	1,677,246	4.4%
Alpha Capital Anstalt (25)	4,500,000	3,000,000	1,500,000	3.9%
Osher Capital Partners, LLC (26)	1,940,000	1,440,000	500,000	*
Ellis International, Ltd. (27)	2,400,000	1,600,000	800,000	2.2%
Mulkey II Limited Partnership (28)	1,500,000	1,000,000	500,000	*
Cranshire Capital, L.P. (29)	3,600,000	2,400,000	1,200,000	3.2%

Name of Selling Security Holder	Number of Shares Owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering

Richard G. David (30)	750,000	500,000	250,000	*
Octagon Capital Partners (31)	375,000	250,000	125,000	*
Catpat Holdings Inc.(32)	1,500,000	1,500,000	—	n/a
Monarch Capital Fund, Ltd. (33)	4,500,000	3,000,000	1,500,000	3.9%
CMS Capital (34)	1,500,000	1,000,000	500,000	*
Double U Master Fund, LP (35)	1,500,000	1,000,000	500,000	*
Brio Capital L.P. (36)	750,000	500,000	250,000	*
WEC Partners LLC (37)	1,800,000	1,200,000	600,000	*
Utica Advisors, LLC (38)	485,000	485,000	—	n/a
China Direct Investments, Inc. (39)	200,000	200,000	—	n/a
Skyebanc, Inc. (40)	61,125	61,125	—	n/a
Peter Fulton (41)	136,000	136,000	—	n/a
Robert Wolfang (42)	10,375	10,375	—	n/a
Polar Securities Inc.(43)	1,500,000	1,500,000	—	n/a
Total		31,558,500

———————

*

represents less than 1%

1

Mr. and Mrs. Kloss are the record holders of 160,000 shares of our common stock, Class A warrants to purchase 160,000 shares of our common stock and Class B warrants to purchase 160,000 shares of our common stock. The number of shares offered includes 320,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

2

Ms. Church-Lugo is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

3

Ms. Church is the record holder of 80,000 shares of our common stock, Class A warrants to purchase 80,000 shares of our common stock and Class B warrants to purchase 80,000 shares of our common stock. The number of shares offered includes 160,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

4

Ms. LaPerna is the record holder of 80,000 shares of our common stock, Class A warrants to purchase 80,000 shares of our common stock and Class B warrants to purchase 80,000 shares of our common stock. The number of shares offered includes 160,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

5

Mr. Emmitte is the record holder of 10,000 shares of our common stock, Class A warrants to purchase 10,000 shares of our common stock and Class B warrants to purchase 10,000 shares of our common stock. The number of shares offered includes 20,000 shares which are issuable upon the exercise of the Class A and

Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

6

Mr. Lewis is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

7

Ms. Schultz is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

8

Mr. Church is the record holder of 200,000 shares of our common stock, Class A warrants to purchase 200,000 shares of our common stock and Class B warrants to purchase 200,000 shares of our common stock. The number of shares offered includes 400,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Southwestern Manufacturing, Inc. is an affiliate of Mr. Church. The number of shares owned and offered by Mr. Church excludes securities owned by Southwestern Manufacturing Inc. See footnote 20.

9

Mr. Church is the record holder of 28,000 shares of our common stock, Class A warrants to purchase 28,000 shares of our common stock and Class B warrants to purchase 28,000 shares of our common stock. The number of shares offered includes 56,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

10

Mr. and Mrs. Church are the record holders of 160,000 shares of our common stock, Class A warrants to purchase 160,000 shares of our common stock and Class B warrants to purchase 160,000 shares of our common stock. The number of shares offered includes 320,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

11

Ms. Ross is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

12

Mr. Church is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

13

Ms. DuBose is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

14

Mr. Rohira is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

15

Mr. Tanner is the record holder of 100,000 shares of our common stock, Class A warrants to purchase 100,000 shares of our common stock and Class B warrants to purchase 100,000 shares of our common stock. The number of shares offered includes 200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

16

Mr. Mead is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

17

Mr. Tily is the record holder of 200,000 shares of our common stock, Class A warrants to purchase 200,000 shares of our common stock and Class B warrants to purchase 200,000 shares of our common stock. The number of shares offered includes 400,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

18

Mr. Pitre is the record holder of 70,000 shares of our common stock, Class A warrants to purchase 70,000 shares of our common stock and Class B warrants to purchase 70,000 shares of our common stock. The number of shares offered includes 140,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

19

Mr. Church is the record holder of 1,600,000 shares of our common stock, Class A warrants to purchase 1,600,000 shares of our common stock and Class B warrants to purchase 1,600,000 shares of our common stock. The number of shares offered includes 3,200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

20

Southwestern Manufacturing, Inc. is the record holder of 100,000 shares of our common stock, Class A warrants to purchase 100,000 shares of our common stock and Class B warrants to purchase 100,000 shares of our common stock. The number of shares offered includes 200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Dennis Church has voting and dispositive control over securities owned by Southwestern Manufacturing, Inc. The number of shares owned and offered by Southwestern Manufacturing Inc. excludes securities owned by Mr. Church. See footnote 8.

21

Mr. Zhang is the record holder of 10,000 shares of our common stock, Class A warrants to purchase 10,000 shares of our common stock and Class B warrants to purchase 10,000 shares of our common stock. The number of shares offered includes 20,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

22

China Discovery Investors, Ltd. is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. China Discovery Advisors, LLC is the fund advisory for China Discovery Investors, Ltd. Mr. Marc Siegel, the sole officer of China Discovery Advisors, LLC, holds voting and dispositive control over securities held by China Discovery Investors, Ltd.

23

Mr. and Mrs. Max are the record holders of 250,000 shares of our common stock, Class A warrants to purchase 250,000 shares of our common stock and Class B warrants to purchase 250,000 shares of our common stock. The number of shares offered includes 500,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

24

Whalehaven Capital Fund Limited is the holder of 1,677,246 shares of our common stock, Class A warrants to purchase 1,600,000 shares of our common stock and Class B warrants to purchase 1,600,000 shares of our common stock. The number of shares offered includes 3,200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Messrs. Brian Mazzella, Arthur Jones and Trevor Williams have voting and dispositive control over securities held by Whalehaven Capital Fund Limited.

25

Alpha Capital Anstalt is the record holder of 1,500,000 shares of our common stock, Class A warrants to purchase 1,500,000 shares of our common stock and Class B warrants to purchase 1,500,000 shares of our common stock. The number of shares offered includes 3,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Messrs. Konrad Ackerman and Rainer Posch have voting and dispositive control over securities held by Alpha Capital Anstalt.

26

Osher Capital Partners, LLC is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 940,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,440,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital Partners, LLC.

27

Ellis International, Ltd. is the record holder of 800,000 shares of our common stock, Class A warrants to purchase 800,000 shares of our common stock and Class B warrants to purchase 800,000 shares of our common stock. The number of shares offered includes 1,600,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Wilhelm Unger has voting and dispositive control over securities held by Ellis International, Ltd.

28

Mulkey II Limited Partnership is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Dr. David Mulkey has voting and dispositive control over securities held by Mulkey II Limited Partnership.

29

Cranshire Capital, L.P. ("Cranshire") is the record holder of 1,200,000 shares of our common stock, Class A warrants to purchase 1,200,000 shares of our common stock and Class B warrants to purchase 1,200,000 shares of our common stock. The number of shares offered includes 2,400,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Downsview Capital, Inc. ("Downsview") is the general partner of Cranshire and consequently has voting and investment discretion over securities held by Cranshire. Mr. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin, Downsview and Cranshire may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares owned by Cranshire which are being registered hereunder.

30

Mr. David is the record holder of 250,000 shares of our common stock, Class A warrants to purchase 250,000 shares of our common stock and Class B warrants to purchase 250,000 shares of our common stock. The number of shares offered includes 500,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

31

Octagon Capital Partners is the record holder of 125,000 shares of our common stock, Class A warrants to purchase 125,000 shares of our common stock and Class B warrants to purchase 125,000 shares of our common stock. The number of shares offered includes 250,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Steven Hart has voting and dispositive control over securities held by Octagon Capital Partners.

32

Catpat Holdings Inc. is the record holder of Class A warrants to purchase 750,000 shares of our common stock and Class B warrants to purchase 750,000 shares of our common stock. The number of shares offered includes 3,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Glenn Hunt, President of Catpat Holdings Inc., has voting and dispositive control over securities held by that company.

33

Monarch Capital Fund, Ltd. is the record holder of 1,500,000 shares of our common stock, Class A warrants to purchase 1,500,000 shares of our common stock and Class B warrants to purchase 1,500,000 shares of our common stock. The number of shares offered includes 3,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Monarch Capital Fund, Ltd. is a British Virgin Islands investment fund managed by Beacon Fund Advisors Ltd. and advised by Monarch Managers Ltd. Messrs. David Sims and Joseph Franck, are the principals respectively of the Manager and the Advisor. Neither Mr. Sims nor Mr. Franck have any beneficial interest in the shares being registered hereunder.

34

CMS Capital is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Howard Weiss has voting and dispositive control over securities held by CMS Capital.

35

Double U Master Fund, LP is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Double U Master Fund L.P. is a master fund in a master-feeder structure with B&W Equities, LLC as its general partner. Mr. Isaac Winehouse is the manager of B&W Equities, LLC and Mr. Winehouse has ultimate responsibility of trading with respect to Double U Master Fund L.P. Mr. Winehouse disclaims beneficial ownership of the shares being registered hereunder.

36

Brio Capital L.P. is the record holder of 250,000 shares of our common stock, Class A warrants to purchase 250,000 shares of our common stock and Class B warrants to purchase 250,000 shares of our common stock. The number of shares offered includes 500,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Shaye Hirsch has voting and dispositive control over securities held by Brio Capital L.P.

37

WEC Partners LLC is the record holder of 600,000 shares of our common stock, Class A warrants to purchase 600,000 shares of our common stock and Class B warrants to purchase 600,000 shares of our common stock. The number of shares offered includes 1,200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Jaime Hartman exercises investment and voting control over the securities owned by WEC Partners LLC. Mr. Hartman disclaims beneficial ownership of the securities owned by WEC Partners LLC.

38

Utica Advisors, LLC is the record holder of Class A warrants to purchase 485,000 shares of our common stock. The number of shares offered includes 485,000 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

39

China Direct Investments, Inc. is the record holder of Class A warrants to purchase 200,000 shares of our common stock. The number of shares offered includes 200,000 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. China Direct Investments, Inc. is a wholly-owned subsidiary of China Direct, Inc. The number of securities owned by China Direct Investments, Inc. excludes any securities owned by China Direct, Inc. or its other subsidiaries. Dr. James Wang, Mr. Marc Siegel and Mr. David Stein, executive officers of China Direct, Inc., hold voting and dispositive control over securities owned by China Direct Investments, Inc. in their capacities of Chief Executive Officer, President and Chief Operating Officer, respectively. The securities owned by China Direct Investments, Inc. exclude any securities owned by China Discovery Investors, Ltd., a company over which Mr. Siegel holds voting and dispositive control.

40

Skyebanc, Inc. is the record holder of Class A warrants to purchase 61,125 shares of our common stock. The number of shares offered includes 61,125 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Vincent Labarbara has voting and dispositive control over securities held by Skyebanc, Inc.

41

Mr. Fulton is the record holder of Class A warrants to purchase 136,000 shares of our common stock,. The number of shares offered includes 136,000 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Peter Fulton has the voting and dispositive control over securities held by Mr. Fulton.

42

Mr. Wolfang is the record holder of Class A warrants to purchase 10,375 shares of our common stock,. The number of shares offered includes 10,375 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Robert Wolfang has the voting and dispositive control over securities held by Mr. Wolfang..

43

Polar Securities Inc. is the record holder of Class A warrants to purchase 750,000 shares of our common stock and Class B warrants to purchase 750,000 shares of our common stock. The number of shares offered includes 1,500,000 shares which are issuable upon the exercise of the warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Robin Schulz has voting and dispositive control over securities held by Polar Securities, Inc.

None of the selling security holders are broker-dealers or affiliates of broker-dealers, other than Skyebanc, Inc, a broker-dealer and FINRA member firm, and Messrs. Fulton and Wolfgang, who are employees of Skyebanc, Inc. Skyebanc, Inc. received the securities as compensation for its services in the 2008 Unit Offering. Skyebanc, Inc. transferred a portion of the compensation it received from us to Messrs. Fulton and Wolfgang as compensation to them in the regular course of their employment with that firm. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

PLAN OF DISTRIBUTION

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including

Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Shares Eligible For Future Sale

At May 31, 2008 we had 35,008,203 shares of common stock issued and outstanding, of which approximately 3,077,000 shares are "restricted securities." In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing shareholders could adversely affect prevailing market prices.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

EXPERTS

Our financial statements as of and for the years ended December 31, 2007 and 2006 included in this prospectus have been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We file annual and special reports and other information with the Securities and Exchange Commission. Certain of our filings are available over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Page

Consolidated Balance Sheets for March 31, 2008 (Unaudited) and December 31, 2007 (Restated)	F-2

Consolidated Statements of Operations (Unaudited) for the Three Months Ended March 31, 2008 and March 31, 2007	F-3

Consolidated Statements of Cash Flows (Unaudited) for the Three Months Ended March 31, 2008 and March 31, 2007	F-4

Notes to Unaudited Consolidated Financial Statements	F-5 to F-11

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31 2008	December 31 2007
	Unaudited	Restated
ASSETS
Current assets:
Cash	$1,276,113	$1,121,605
Accounts receivable, net of allowance for doubtful accounts of $980,228 and $1,319,969 at March 31,2008 and December 31, 2007, respectively	2,569,899	3,131,831
Accounts receivable - related party	154,049	160,350
Deferred costs	—	5,450
Due from related parties	576,380	511,435
Prepayments and other current assets	906,248	338,895
Total current assets	5,482,689	5,269,566
Property and equipment, net	44,888	46,622
Other assets:
Intangible assets	3,716,689	3,912,301
Deposits	12,000	12,000
Total other assets	3,728,689	3,924,301
Total assets	$9,256,266	$9,240,489
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Cash overdraft	$1,361	$12,633
Accounts payable - trade	3,592,921	4,444,825
Accrued consulting fees	3,780,000	3,780,000
Accrued compensation - related party	—	446,985
Other accruals and other current liabilities	103,113	343,301
Convertible note payable - related party	—	2,373,179
Derivative liability	—	3,856,416
Advances from customers	1,651,438	683,436
Due to related parties	219,959	229,252
Foreign tax payable	10,718	36,116
Total current liabilities	9,359,510	16,206,143
Minority interest	1,008,853	781,441
Stockholders' deficit:
Preferred stock - $.001 par value, 10,000,000 shares authorized -0- and 1,000,000 shares Preferred A issued and outstanding at March 31, 2008 and December 31, 2007, respectively	—	1,000
-0- and 845,000 shares Preferred B issued and outstanding at March 31, 2008 and December 31, 2007, respectively	—	845
Common stock - $.001 par value, 500,000,000 shares authorized, 19,395,199 and 4,999,041 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	19,395	199,962
Additional paid-in capital	27,747,944	20,813,099
Accumulated deficit	(28,676,367)	(28,535,611)
Other comprehensive income	(203,069)	(226,390)
Total stockholders' deficit	(1,112,097)	(7,747,095)
Total liabilities and stockholders' deficit	$9,256,266	$9,240,489

The accompanying notes are an integral part of these financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31, 2008	March 31, 2007

Sales	$6,773,213	$—

Cost of sales	6,515,730	—

Gross profit	257,483	—

Operating expenses:
Selling, general and administrative	395,596	594,204
Provision for obsolete inventory	—	1,318
Depreciation and amortization	201,613	1,529
Bad debt expense	—	6,616
Fair value of equity instruments	5,450	8,225

Total operating expenses	602,659	611,892

Operating loss	(345,176)	(611,892)

Other income (expense)
Change in fair value of derivative liability	74,347	59,266
Realized exchange loss	(16,542)	—
Interest income	837	—
Bad debt recovery	380,978	—
Interest expense - related party	—	(56,689)

Total other income (expense)	439,620	2,577

Income (loss) before income taxes and minority interests	94,444	(609,315)

Foreign tax	7,788	—

Income (loss) before minority interests	86,656	(609,315)

Minority interest in income of consolidated subsidiary	227,412	—

Net loss	$(140,756)	$(609,315)

Other comprehensive income:
Foreign currency translation adjustment	23,321	—

Comprehensive loss	$(117,435)	$(609,315)

Basic and diluted loss per share	$(0.02)	$(0.21)

Weighted-average number of shares outstanding - basic and diluted	6,598,579	2,913,624

The accompanying notes are an integral part of these financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31, 2008	March 31, 2007
Cash flows from operating activities:
Net loss	$(140,756)	$(609,315)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	201,613	1,529
Minority interest in income of consolidated subsidiary	227,412	—
Bad debt expense	—	6,616
Bad debt recovery	(380,978)	—
Provision for inventory write-offs	—	1,318
Change in fair value of derivative liability	(74,347)	(59,266)
Securities issued for services	5,450	8,225
Change in assets and liabilities
Decrease in accounts receivable	942,910	15,582
Decrease in accounts receivable - related party	6,301	230,000
Decrease in inventories	—	2,757
(Increase) in due from related parties	(64,945)	—
(Increase) decrease in prepayments and other assets	(567,353)	13,912
Decrease in accounts payable	(849,904)	(9,994)
Increase in accrued compensation - related party	—	11,000
Decrease in due to related parties	(9,293)	—
Increase in accrued advances from customers	968,002	—
Decrease in foreign tax payable	(25,398)	—
(Decrease) increase in other accruals	(240,188)	31,189
Net cash used in operating activities	(1,474)	(356,447)
Cash flows from investing activities:
Purchases of property, plant and equipment	(4,267)	—
Net cash used in investing activities	(4,267)	—
Cash flows from financing activities:
Proceeds from convertible note payable - related party	148,200	358,346
Proceeds from loans payable - shareholder	—	12,800
Repayment of short-term debt	(11,272)	(15,986)
Net cash provided by financing activities	136,928	355,160
Net increase (decrease) in cash	131,187	(1,287)
Foreign currency translation adjustment	23,321	—
Cash at beginning of year	1,121,605	1,426
Cash at end of period	$1,276,113	$139
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for foreign taxes	$33,186	$—
Non-cash movements affecting investing and financing transactions:
Convertible note payable converted to common stock - related party	$2,521,379	$538,000
Accrued compensation converted to common stock - related party	$448,985	$—

The accompanying notes are an integral part of these financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

We were incorporated in the State of Florida, on March 19, 1999 under the name of ValuSALES.com, Inc. The Company changed its name to Video Without Boundaries, Inc. on November 16, 2001. On August 22, 2006 the Company executed an Amendment to the Articles of Incorporation changing its name from Video Without Boundaries, Inc. to MediaREADY, Inc. The amendment was recorded by the State of Florida on August 31, 2006. On February 14, 2008 the Company executed an Amendment to the Articles of Incorporation changing its name from MediaREADY, Inc. to China Logistics Group, Inc. The amendment was recorded by the State of Florida on March 11, 2008.

On December 31, 2007 the Company acquired a 51% interest in Shandong Jiajia International Freight & Forwarding Co., Ltd (“Shandong Jiajia”), a Chinese limited liability company.

Shandong Jiajia formed in 1999, is an international freight forwarder and logistics management company. Shandong Jiajia acts as an agent for international freight and shipping companies. Shandong Jiajia sells cargo space and arranges land, maritime, and air international transportation for clients seeking to import and export merchandise from or into China. Shandong Jiajia obtained the approval for registration from China Ministry of Commerce (formerly known as “Ministry of Foreign Trade and Economic Cooperation”) in November 1999. On June 2, 2000 Shandong Jiajia received approval for customs clearance service from Customs General Administration of China.

Headquartered in Qingdao, Shandong Jiajia has branches in Shanghai and Xiamen with two additional offices in Lianyungang and Rizhao. Shandong Jiajia has 87 employees in total and partners with agents in North America, Europe, Australia, Asia, and Africa. Branches and offices are registered with the government; however branches are entitled to transact business, while offices cannot.

Shandong Jiajia is a designated agent of cargo carriers including Nippon Yusen Kaisha (NYK Line), P&O Nedlloyd, CMA CGM Group, Safmarine Container Lines, and Regional Container Lines (RCL). Shandong Jiajia was recognized by the China International Freight Forwarders Association as one of the top 100 Chinese international freight forwarders on June 23, 2004.

The accompanying consolidated financial statements include the accounts of the Company and its 51% owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements for the three-month periods ended March 31, 2008 and 2007 have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. The financial information as of December 31, 2007 is derived from the registrant’s Form 10-K/A, as amended, for the year ended December 31, 2007. Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

The presentation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In the opinion of management, the accompanying financial statements include all adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. While the registrant believes that the disclosures presented are adequate to keep the information from being misleading, it is suggested that these accompanying financial statements be read in conjunction with the registrant’s audited financial statements and notes for the year ended December 31, 2007, included in the registrant’s Form 10-K/A, as amended, for the year then ended.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2008

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Presentation (Continued)

Operating results for the three month period ended March 31, 2008 are not necessarily indicative of the results that may be expected for the remainder of the fiscal year ending December 31, 2008.

The accompanying consolidated financial statements include the accounts of the Company and its 51% owned subsidiary. Inter-company transactions and balances have been eliminated in consolidation.

Shandong Jiajia maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in China. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and stock based compensation that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high quality financial institutions in the United States and China. As of March 31, 2008, bank deposits in the United States did not exceed federally insured limits. At March 31, 2008, the Company had deposits of $1,263,190 in banks in China. In China, there is no equivalent federal deposit insurance as in the United States; as such these amounts held in banks in China are not insured. The Company has not experienced any losses in such bank accounts through March 31, 2008.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible portion of accounts receivable. This estimate is based on the historical collection experience and a review of the current status of trade receivables. As of March 31, 2008, management estimated 100% allowance for all accounts receivable over one year.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2008

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share

Basic per share results for all periods presented were computed based on the net earnings (loss) for the respective periods. The weighted average number of common shares outstanding during the period was used in the calculation of basic earnings per share. Common stock warrants, stock options, derivative liability and notes convertible to common stock were not included in computing diluted earnings per share because their effects were antidilutive. At March 31, 2008 the Company had stock options and common stock warrants outstanding to purchase 2,000,000 and 4,700,000 shares of common stock, respectively.

Intangible Assets

Intangible assets represent the excess of cost over the fair value of the net assets of the Company acquired at the date of acquisition. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, intangible assets are amortized over their useful lives.

Stock Based Compensation

The Company authorized the issuance of common stock and common stock purchase warrants to employees, shareholders and third parties. The expense for these equity-based incentives is based on their fair value at date of grant in accordance with SFAS No. 123 (R) “Share Based Payments”. The fair value of each stock warrant granted is estimated on the date of grant using the “Black Scholes” pricing model. The pricing model requires assumptions such as the expected life of the stock warrant and the expected volatility of the Company’s stock over the expected life, which significantly impacts the assumed value. The Company uses historical data to determine these assumptions and if these assumptions change significantly for future grants, share-based compensation expense will fluctuate in future years. Fair value for stock issued was determined at the closing price as of the date of issuance.

Advances from Customers

Advances from customers consist of prepayments to Shandong Jiajia for contracted cargo that has not yet been shipped to the recipient and for other advance deposits. These amounts are recognized as revenue as customers take delivery of goods, in compliance with its revenue recognition policy. Advances from customers were $1,651,438 and $683,436, at March 31, 2008 and December 31, 2007, respectively.

Long-Lived Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used in the business, other than assets held for sale when events and circumstances warrant, generally in conjunction with the annual business planning cycle. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value for assets to be held and used. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risks involved. Long-lived assets to be disposed of other than by sale are considered held and used until disposed. There was no impairment incurred for the quarter ended March 31, 2008 and 2007.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2008

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars. The functional currency of Shandong Jiajia is the Renminbi (“RMB”), the official currency of the People’s Republic of China. Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the quarter.

	March 31,
	2008	2007
Quarter end RMB : U.S. Dollar exchange rate	7.0222	7.7409
Average quarterly RMB : U.S. Dollar exchange rate	7.1757	7.7714

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through PRC authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Minority Interest

Under generally accepted accounting principles when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the minority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has absorbed all losses applicable to a minority interest where applicable. If future earnings do materialize, the Company shall be credited to the extent of such losses previously absorbed.

NOTE 3 – RESTATEMENT OF FINANCIAL STATEMENTS

On May 14, 2008, we concluded that the consolidated financial statements for the year ended December 31, 2007 appearing in our Annual Report on Form 10-K for year then ended as filed on April 15, 2008 could no longer be relied upon because of an error in the financial statements. Our management determined it was necessary to restate our financial statements to properly recognize the fair value of 450,000 shares of our Series B Preferred Stock totaling $3,780,000 which we are obligated to issue as partial compensation for consulting services rendered to us in connection with our acquisition of a majority interest in Shandong Jiajia in December 2007. We amended our Annual Report on Form 10-K for the year ended December 31, 2007 to restate our consolidated balance sheet at December 31, 2007 and our consolidated statement of operations, consolidated statement of stockholders' deficit and consolidated statement of cash flows for the year ended December 31, 2007. The restatement was undertaken to record the fair value of securities to be issued for consulting services.

As a consequence of changes made in the statements of income, the statements of cash flows have been restated accordingly.

The components of the restatement are explained in the notes below each table.

	As Filed	Adjustment to Restate	Restated
Balance sheet data as at December 31, 2007
Accrued consulting fees (a)	$—	$3,780,000	$3,780,000
Accumulated deficit	$(24,755,611)	(3,780,000)	$(28,535,611)

———————

(a)

The Company recognized the fair value of 450,000 shares of Series B Preferred Stock to be issued for consulting services rendered during the year ended December 31, 2007.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2008

NOTE 4 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis. The Company has generated minimal revenue since its inception until its acquisition of a majority interest in Shandong Jiajia in December 2007 and has an accumulated deficit of approximately $28.7 million. Additionally, the Company has negative working capital totaling $3,876,821 at March 31, 2008, and cash used in operations totaling $1,474 during the three months ended March 31, 2008. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due, to fund possible acquisitions, and to generate profitable operations in the future. While the Company has sustained losses a related party/shareholder of the Company has been funding the operational needs of the Company. Additionally, management plans to continue to provide for its capital requirements by issuing additional equity securities and debt. The outcome of these matters cannot be predicted at this time and there are no assurances that the Company will have sufficient funds to execute its business plan or generate positive operating results.

These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

During April 2008 the Company received gross proceeds of $3,778,250 from an initial private placement of 15.113 units of its securities.

NOTE 5 –CONVERTIBLE NOTE PAYABLE – RELATED PARTY

On March 20, 2008 the related party shareholder converted the full amount of his note payable into 2,864,606 shares of common stock at $0.88 per share, for a total of $2,521,379. The fair market value of the conversion totaled $1,861,994 or $0.65 per share and the excess value was treated as a capital contribution totaling $659,385.

NOTE 6 –ACCRUED COMPENSATION – RELATED PARTY

On March 20, 2008 the related party/president converted the full amount of his accrued compensation into 581,247 shares of common stock at $0.77 per share, for a total of $448,985. The fair market value of the conversion totaled $377,811 or $0.65 per share and the excess was treated as a capital contribution totaling $71,174.

NOTE 7 – STOCKHOLDERS’ EQUITY

Preferred Stock

China Logistics has 10,000,000 shares of preferred stock, par value $.001, authorized of which we designated 1,000,000 as our Series A Convertible Preferred Stock in December 2007. In March 2008 all 1,000,000 shares of our Series A Convertible Preferred Stock were converted into 2,500,000 shares of our common stock.

In December 2007 we designated 1,295,000 shares of Series B Convertible Preferred Stock. In March 2008, 845,000 shares of Series B Convertible Preferred Stock were converted into 8,450,000 shares of common stock. At March 31, 2008 we have an obligation to issue 450,000 shares of our Series B Convertible Preferred Stock.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2008

NOTE 7 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock

During the three months ended March 31, 2008 a related party shareholder converted the full amount of his convertible note payable into 2,864,606 shares of common stock at $0.88 per share, for a total of $2,521,379. The fair value of the conversion totaled $1,861,994 or $0.65 per share and the excess value was treated as a capital contribution totaling $659,385.

During the three months ended March 31, 2008 a derivative liability totaling $3,782,069 was reversed after conversion of the related party shareholder note payable.

During the three months ended March 31, 2008 a related party/president converted the full amount of his accrued compensation into 581,247 shares of common stock at $0.77 per share, for a total of $448,985. The fair value of the conversion totaled $377,811 or $0.65 per share and the excess value was treated as a capital contribution totaling $71,174.

Stock Options

A summary of the status of the stock options granted by the Company during the three months ended March 31, 2008 is as follows:

Shares
Outstanding at December 31, 2007	2,000,000
Granted	—
Exercised	—
Outstanding at March 31, 2008	2,000,000

Common Stock Purchase Warrants

A summary of the status of the common stock warrants granted by the Company during the three months ended March 31, 2008 is as follows:

Shares
Outstanding at December 31, 2007	4,700,000
Granted	—
Exercised	—
Outstanding at March 31, 2008	4,700,000

NOTE 8 – RELATED PARTIES

At March 31, 2008, accounts receivable related party totaled $154,049 or approximately 4.4% of gross receivables.

On March 20, 2008 we converted the full amount of accrued compensation due to our president into 581,247 shares of common stock. As well as on March 20, 2008 we converted the full amount of a convertible note - related party into 2,864,606 shares of common stock.

At March 31, 2008, the Company was due $576,380 from Shandong Huibo Import & Export Co., Ltd., a 24.3% shareholder in Shandong Jiajia. The loan is unsecured, non-interest bearing and payable on demand. At March 31, 2008, our consolidated balance sheet reflects $219,959 due to Xiangfen Chen, general manager of the Xiamen branch of Shandong Jiajia. The loan is unsecured, non-interest bearing and repayable on demand.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2008

NOTE 9 – FOREIGN OPERATIONS

The table below presents information by operating region for the three months ended March 31, 2008.

	Revenues	Net Assets
United States	$—	$(1,959,059)
Peoples Republic of China	6,773,213	1,855,815
	$6,773,213	$(103,244)

NOTE 10 - CONTINGENCIES

On August 11, 2004 (with an effective date of June 1, 2004) the Company entered into a stock purchase agreement with the sole shareholder of a company engaged in the business of selling and distributing electrical products. The principal terms of the agreement provide for the Company to acquire all of the issued and outstanding shares of the acquired entity for a purchase price of $1,500,000 plus the issuance of 1,000,000 restricted common stock shares in the acquiring entity. Additional considerations included in the stock purchase agreement require the Company to collateralize an existing line of credit in the amount of $2,500,000 as well as retain the services of the selling shareholder, pursuant to a consulting agreement dated August 11, 2004, for a term consistent with the fulfillment of the stock purchase agreement. The Company, at time of closing, gave its initial deposit of $350,000, but has defaulted on the remaining balance due and is also in default of the collateralization provision. Management has written off the deposit of $350,000 and the seller has agreed to forbear from any action at this time. Management anticipates, but cannot assure that a settlement will be forthcoming and that the Company loss will consist of their forfeited deposit. On December 31, 2007 a related party personally guaranteed any and all liabilities resulting from the stock purchase agreement.

NOTE 11 – SUBSEQUENT EVENT

Between April 18, 2008 and April 24, 2008, the Company completed the initial private placement of 15.113 units of its securities at an offering price of $0.25 per unit to approximately 32 investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Regulation D and Section 4 (2) of that act. Each unit consisted of 1,000,000 shares of common stock, five year Class A warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 per share. The purchasers of the units are certain accredited institutional and individual investors. We received gross proceeds of $3,778,250 in this offering. We paid fees relating to the offering totaling approximately $558,000 and received net proceeds of approximately $3,220,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Directors

China Logistics Group, Inc.

We have audited the accompanying consolidated balance sheets of China Logistics Group, Inc. and its subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Logistics Group, Inc. and its subsidiary as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations, has net cash used in operations, a net working capital deficiency, a stockholders’ deficiency and an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida

March 31, 2008, except for Note 3, as to which the date is May 14, 2008.

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS	Restated
Current assets:
Cash	$1,121,605	$1,426
Accounts receivable, net of allowance for doubtful accounts of $1,319,969 and $64,152 at December 31, 2007 and 2006, respectively	3,131,831	22,199
Accounts receivable - related party	160,350	760,350
Deferred expenses	5,450	—
Due from related parties	511,435	—
Prepayments and other current assets	338,895	39,359
Total current assets	5,269,566	823,334
Property and equipment, net	46,622	12,314
Other assets:
Intangible assets	3,912,301	—
Deposits	12,000	12,000
Total other assets	3,924,301	12,000
Total assets	$9,240,489	$847,648
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Cash overdraft	$12,633	$56,426
Accounts payable – trade	4,444,825	1,014,949
Accrued consulting fees	3,780,000	—
Accrued compensation – related party	446,985	622,998
Other accruals and other current liabilities	343,301	51,821
Convertible note payable/related party	2,373,179	3,098,959
Derivative liability	3,856,416	4,519,315
Advances from customers	683,436	—
Due to related parties	229,252	—
Foreign tax payable	36,116	—
Loans payable – shareholder	—	1,330
Total current liabilities	16,206,143	9,365,798
Minority interest	781,441	—
Stockholders' deficit:
Preferred stock - $.001 par value, 5,000,000 shares authorized.
1,000,000 and -0- shares Preferred A issued and outstanding at December 31, 2007 and 2006, respectively	1,000	—
845,000 and -0- shares Preferred B issued and outstanding at December 31, 2007 and 2006,respectively	845	—
Common stock - $.001 par value, 200,000,000 shares authorized, 199,961,626 and 110,011,626 shares issued and outstanding at December 31, 2007 and 2006, respectively	199,962	110,012
Additional paid-in capital	20,813,099	8,796,024
Accumulated deficit	(28,535,611)	(17,236,686)
Other comprehensive income	(226,390)	—
	(7,747,095)	(8,330,650)
Treasury stock – 500,000 shares at cost	—	(187,500)
Total stockholders' deficit	(7,747,095)	(8,518,150)
Total liabilities and stockholders' deficit	$9,240,489	$847,648

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
	Restated

Revenues (including related party sales totaling $1,061,350 in 2006)	$—	$1,211,506

Cost of sales	—	1,124,955

Gross profit	—	86,551

Operating expenses:
Selling, general and administrative	1,317,258	2,014,720
Provision for obsolete inventory	4,138	185,163
Depreciation	8,028	25,953
Fair value of convertible securities	—	406,000
Fair value of equity instruments	10,424,900	63,400
Bad debt expense	5,917	58,152

Total operating expenses	11,760,241	2,753,388

Operating loss	(11,760,241)	(2,666,837)

Other income (expense):
Change in fair value of derivative liability	662,899	(492,100)
Interest expense - related party	(201,583)	(246,367)

Total other income (expense)	461,316	(738,467)

Net loss	$(11,298,925)	$(3,405,304)

Basic & diluted loss per share	$(0.08)	$(0.04)

Weighted-average number of shares outstanding – basic & diluted	137,686,070	93,172,293

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

							Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Other Compre- hensive Income	Total

	Preferred A Stock		Preferred B Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount
								Restated
Balance, December 31, 2005	—	$—	—	$—	86,166,626	$86,167	$6,905,469	$(13,831,382)	$(187,500)	$—	$(7,027,246)
Convertible note payable to related party converted to capital	—	—	—	—	23,700,000	23,700	1,421,300	—	—	—	1,445,000
Stock issued for services	—	—	—	—	145,000	145	19,755	—	—	—	19,900
Stock to be issued under employment agreement	—	—	—	—	—	—	43,500	—	—	—	43,500
Fair value of stock warrants	—	—	—	—	—	—	406,000	—	—	—	406,000
Net loss for the year	—	—	—	—	—	—	—	(3,405,304)	—	—	(3,405,304)
Balance, December 31, 2006	—	—	—	—	110,011,626	110,012	8,796,024	(17,236,686)	(187,500)	—	(8,518,150)
Convertible note payable to related party converted to capital	—	—	—	—	71,800,000	71,800	1,696,720	—	—	—	1,768,520
Stock issued for services	—	—	725,000	725	13,250,000	13,250	6,689,475	—	—	—	6,703,450
Cancellation of stock issued under employment agreement	—	—	—	—	—	—	(221,100)	—	—	—	(221,100)
Accrued salary for president converted to stock	—	—	—	—	5,400,000	5,400	188,100	—	—	—	193,500
Cancellation of treasury stock	—	—	—	—	(500,000)	(500)	(187,000)	—	187,500	—	—
Stock to be issued for services	—	—	—	—	—	—	168,000	—	—	—	168,000
Fair value of stock options issued to acquire equity interest in subsidiary	—	—	—	—	—	—	480,000	—	—	—	480,000
Fair value of stock issued to acquire equity interest in subsidiary	1,000,000	1,000	120,000	120	—	—	3,202,880	—	—	—	3,204,000
Other comprehensive income										(226,390)	(226,390)
Net loss for the year	—	—	—	—	—	—	—	(11,298,925)	—	—	(11,298,925)
Balance, December 31, 2007	1,000,000	$1,000	845,000	$845	199,961,626	$199,962	$20,813,099	$(28,535,611)	$—	$(226,390)	$(7,747,095)

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
	Restated
Cash flows from operating activities:
Net loss	$(11,298,925)	$(3,405,304)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,028	25,953
Allowance for doubtful accounts	5,917	58,152
Provision for obsolete inventory	4,138	185,163
Stock issued for services and compensation	10,633,000	19,900
Stock warrants issued under employment agreement	—	10,000
Stock issued under employment agreement	13,000	43,500
Stock issued under employment agreement – cancelled	(221,100)	—
Change in fair value of derivative liability	(662,899)	492,100
Stock warrants issued for services	—	396,000
Interest on convertible note payable - related party	201,583	246,367
Change in assets and liabilities net of effects from purchase of subsidiary
Decrease (increase) in accounts receivable	16,282	(65,687)
Decrease (increase) in accounts receivable - related party	600,000	(760,350)
Decrease in prepayments and other current assets	18,569	132,120
(Decrease) increase in accounts payable	(200,434)	936,754
Increase (decrease) in other accruals	18,622	(8,439)
Increase in accrued compensation	17,487	94,034
Net cash used in operating activities	(846,732)	(1,599,737)
Cash flows from investing activities:
Cash acquired on purchase of subsidiary	1,121,390	—
Purchases of property and equipment	—	(17,197)
Net cash provided by (used in) investing activities	1,121,390	(17,197)
Cash flows from financing activities:
Proceeds from convertible note payable - related party	841,157	1,627,234
Proceeds from short term debt	—	6,929
Repayment of short term debt	(43,793)	—
Proceeds from shareholder loans	52,157	—
Repayment of shareholder loans	(4,000)	(16,900)
Net cash provided by financing activities	845,521	1,617,263
Net increase in cash	1,120,179	329
Cash at beginning of year	1,426	1,097
Cash at end of year	$1,121,605	$1,426
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$—	$—
Cash paid during the year for income taxes	$—	$—
Non-cash movements affecting investing and financing transactions:
Convertible note payable converted to capital - related party	$1,768,520	$1,445,000
Accrued compensation converted to capital - related party	$193,500	$—
Fair value of stock issued for services and compensation	$10,633,000	$19,900
Fair value of stock warrants issued under employment agreement	$—	$10,000
Fair value of stock issued under employment agreement	$13,000	$43,500
Fair value of stock issued under employment agreement – cancelled	$(221,100)	$—
Fair value of stock warrants issued for services	$—	$396,000

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION

We were incorporated in the State of Florida, on March 19, 1999 under the name of ValuSALES.com, Inc. The Company changed its name to Video Without Boundaries, Inc. on November 16, 2001. On August 22, 2006 the Company executed an Amendment to the Articles of Incorporation changing its name from Video Without Boundaries, Inc. to MediaREADY, Inc. The amendment was recorded by the State of Florida on August 31, 2006. On February 14, 2008 the Company executed an Amendment to the Articles of Incorporation changing its name from MediaREADY, Inc. to China Logistics Group, Inc. The amendment was recorded by the State of Florida on March 11, 2008.

On December 31, 2007 the Company acquired a 51% interest in Shandong Jiajia International Freight & Forwarding Co., Ltd (“Shandong Jiajia”) which is incorporated in the Peoples Republic of China.

Shandong Jiajia International Freight & Forwarding Co., Ltd. was formed in 1999 as a Chinese limited liability company.

Shandong Jiajia is an international freight forwarder and logistics management company. Shandong Jiajia, established in 1999, acts as an agent for international freight and shipping companies. Shandong Jiajia sells cargo space and arranges land, maritime, and air international transportation for clients seeking to import or export merchandise from or into China. Shandong Jiajia obtained the approval for registration from China Ministry of Commerce (formerly known as “Ministry of Foreign Trade and Economic Cooperation”) in November 1999. On June 2, 2000 Shandong Jiajia received approval for customs clearance service from Customs General Administration of China.

Headquartered in Qingdao, Shandong Jiajia has branches in Shanghai and Xiamen with two additional offices in Lianyungang and Rizhao. Shandong Jiajia has 87 employees in total and partner with agents in North America, Europe, Australia, Asia, and Africa. Branches and offices are registered with the government, however branches are entitled to transact business, while offices cannot.

Shandong Jiajia is a designated agent of cargo carriers including Nippon Yusen Kaisha (NYK Line), P&O Nedlloyd, CMA CGM Group, Safmarine Container Lines, and Regional Container Lines (RCL). Shandong Jiajia was recognized by China International Freight Forwarders Association as one of the top 100 Chinese international freight forwarders on June 23, 2004.

The accompanying consolidated financial statements include the accounts of the Company and its 51% owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for financial statements for fiscal years beginning after November 15, 2007; however, earlier application is encouraged. The Company is currently evaluating the requirements of SFAS 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115” (“SFAS 159”). SFAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item’s fair value in subsequent reporting periods must be recognized in current earnings. Statement 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the requirements of SFAS 159.

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R is a revision to SFAS No. 141 and includes substantial changes to the acquisition method used to account for business combinations (formerly the "purchase accounting" method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS No.141R retains the fundamental requirement of SFAS No. 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141R is effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date. The Company is currently evaluating the requirements of SFAS No. 141R.

In December 2007, the FASB also issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements". This Statement amends ARB No. 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS No. 160 is effective for periods beginning after December 15, 2008. The Company is currently evaluating the requirements of SFAS No. 160.

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the impact of adopting SFAS No.161 on our consolidated financial statements.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and stock based compensation, that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation

The Company authorized common stock and stock warrants to employees, shareholders and third parties. The expense for these equity-based incentives is based on their fair value at date of grant in accordance with SFAS No. 123 (R) “Share Based Payments”. The fair value of each stock warrant granted is estimated on the date of grant using the “Black Scholes” pricing model. The pricing model requires assumptions such as the expected life of the stock warrant and the expected volatility of the Company’s stock over the expected life, which significantly impacts the assumed value. The Company uses historical data to determine these assumptions and if these assumptions change significantly for future grants, share-based compensation expense will fluctuate in future years. Fair value for stock issued was determined at the closing price as of the date of issuance.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible portion of accounts receivable. This estimate is based on the historical collection experience and a review of the current status of trade receivables. There is no set threshold amount or age for accounts receivable write-offs; any decision is made by senior management on an account-by-account basis.

Property and Equipment

Property plant and equipment are carried at cost less accumulated depreciation and includes expenditures, which substantially increase the useful lives of property and equipment. Maintenance and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is credited or charged to income.

Depreciation is computed using the straight-line method based on the estimated useful lives of the individual assets, which range from 3-5 years.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Shipping and Handling Costs

The Company defines shipping and handling costs as only those costs incurred for a third-party shipper to transport products to its customers. These costs are not material and are included under general and administrative expense within the Statements of Operations.

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Share

Basic per share results for all periods presented were computed based on the net earnings (loss) for the respective periods. The weighted average number of common shares outstanding during the period was used in the calculation of basic earnings per share. Common stock warrants, stock options, derivative liability and notes convertible to common stock were not included in computing diluted earnings per share because their effects were antidilutive.

Long-Lived Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used in the business, other than assets held for sale when events and circumstances warrant, generally in conjunction with the annual business planning cycle. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value for assets to be held and used. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Long-lived assets to be disposed of other than by sale are considered held and used until disposed of.

Intangible Assets

Intangible assets represent the excess of cost over the fair value of the net assets of the Company acquired at the date of acquisition. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, intangible assets are amortized over their useful lives.

Customer Advances

Prepayments and advance deposits consist of prepayments by Shandong Jiajia for contracted cargo that has not yet been shipped to the recipient and for other advance deposits. These amounts are recognized as revenue as customers take delivery of goods, in compliance with its revenue recognition policy. At December 31, 2007 and 2006 customer advances totaled $683,436 and $0, respectively.

Basis of Financial Statements

Shandong Jiajia maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in China. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America.

Foreign Currencies

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standard (SFAS) No. 52, “Foreign Currency Translation”, and are included in determining comprehensive income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currency into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income or loss.

The reporting currency is the U.S. dollar. The functional currency of Shandong Jiajia is the local currency, the Chinese dollar or Renminbi (“RMB”).

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 – RESTATEMENT OF FINANCIAL STATEMENTS

The restatement was undertaken to record the fair value of securities to be issued for consulting services.

As a consequence of changes made in the statements of income, the statements of cash flows have been restated accordingly.

The components of the restatement are explained in the notes below each table.

	As Filed	Adjustment to Restate	Restated
Balance sheet data as at December 31, 2007
Accrued consulting fees (a)	$—	$3,780,000	$3,780,000
Accumulated deficit	$(24,755,611)	$(3,780,000)	$(28,535,611)

———————

(a)

The Company recognized the fair market value of 450,000 shares of Series B Convertible Preferred Stock to be issued for consulting services rendered during the year ended December 31, 2007.

NOTE 4 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis. Our U.S. operations have generated minimal revenue since inception and incurred net losses of approximately $28.5 million. Additionally, the Company has negative working capital totaling $10,936,577 at December 31, 2007, and cash used in operations totaling $846,732 during the year ended December 31, 2007. The Company’s ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet obligations and repay liabilities arising from normal business operations when they become due, to fund possible acquisitions, and to generate profitable operations in the future. While the Company has sustained losses, a related party shareholder has been funding the Company’s operational needs. Additionally, management plans to continue to provide for its capital requirements by issuing additional equity securities and debt. From January 1, 2008 through March 31, 2008 the Company has received approximately $138,000 as advances from the related party shareholder. The outcome of these matters cannot be predicted at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results. Furthermore, pursuant to our agreement to acquire a 51% interest in Shandong Jiajia, we are committed to provide $1,040,816 on or before April 30, 2008.

These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 5 – ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2007 and 2006, consisted of the following:

	2007	2006
Trade receivables	$4,451,800	$86,351
Less: allowance for doubtful accounts	(1,319,969)	(64,152)
	$3,131,831	$22,199

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2007 and 2006, consisted of the following:

	Useful Lives	2007	2006
Computer equipment	4 years	$228,707	$228,707
Software	3 years	361,861	361,861
Furniture and equipment	4-5 years	116,583	22,553
Total:		707,151	613,121
Less: accumulated depreciation		(660,529)	(600,807)
		$46,622	$12,314

For the years ended December 31, 2007, and 2006, depreciation expense totaled $8,028 and $25,953, respectively.

NOTE 7 – INVENTORY

During the year ended December 31, 2007 the allowance for slow moving inventory totaling $281,460 at December 31, 2006 has been utilized to write down the cost of inventory to its estimated net realizable value, which totals $10,956 at December 31, 2007 and is shown under prepayments and other current assets in the balance sheet.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets at December 31, 2007 represents the excess of the cost over the fair value of net assets the Company acquired at the date of acquisition and consisted of the following:

	2007	2006
Non-contractual customer relationships	$3,912,301	$—
Amortization	—	—
	$3,912,301	$—

Intangible assets were incurred due to the acquisition of a 51% interest in Shandong Jiajia on December 31, 2007. There was no amortization in the year ended December 31, 2007. Amortization is computed on a straight line basis over the estimated useful life of the intangible assets which is 5 years.

NOTE 9 – DERIVATIVE LIABILITY

A note payable with a related party contains an embedded conversion option which allows the holder to convert up to 9% of the Company’s then issued and outstanding stock each quarter into common shares at 40% of the closing price of the stock on the date of conversion. The change in value is computed using mark to market. The Company adopted the provisions of SFAS No.123R to compute the estimated fair value of $3,856,416 and $4,519,315 at December 31, 2007 and 2006, respectively, using the “Black Scholes” model. The following assumptions were made in estimating fair value:

Risk-free rate	4.13%
Volatility	175%
Life	3 years
Dividend yield	0%
Exercise price	$0.008

NOTE 10 – CONVERTIBLE NOTE PAYABLE – RELATED PARTY

The Company is obligated to a related party for $2,373,179 advanced to fund operations. The notes are collateralized by the assets of the Company, bear interest at 8% per annum and are repayable on demand. During the years ended December 31, 2007 and 2006 the Company incurred interest on this note totaling $201,583 and $246,367, respectively.

On March 28, 2008 the related party shareholder converted the full amount of his note payable into 2,864,606 shares of common stock.

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 – STOCK OPTIONS

On December 31, 2007 the Company granted three-year stock options to purchase 2,000,000 shares of common stock at an exercise price of $.30 per share as partial consideration for the purchase of a 51% interest in Shandong Jiajia. The options are exercisable within 3 years of the date of grant at an exercise price of $0.0075 per share.

The Company has adopted the “Black Scholes” pricing model to book the estimated fair value of the stock options totaling $480,000 under the provisions of SFAS No. 123 (R).

The following assumptions were made in estimating fair value:

Risk-free rate	2.5%
Expected Volatility	175%
Life	3 years
Dividend yield	0%

At December 31, 2007 no options had been exercised.

NOTE 12 – CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the United States and China. As of December 31, 2007, bank deposits in the United States did not exceed federally insured limits. At December 31, 2007, the Company had deposits of $1,100,000 in banks in China. In China, there is no equivalent federal deposit insurance as in the United States; as such these amounts held in banks in China are not insured. The Company has not experienced any losses in such bank accounts through December 31, 2007.

NOTE 13 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments are cash, accounts receivable, accounts payable, accrued expenses, accrued compensation, and notes payable. The recorded values of cash, accounts receivable, accounts payable, accrued expenses, and accrued compensation approximates their fair values based on their short-term nature. The fair value of notes payable is based on current rates at which the Company could borrow funds with similar remaining maturities, and the carrying amount approximates fair value.

NOTE 14 – BUSINESS COMBINATIONS

On December 31, 2007 the Company acquired a 51% interest in Shandong Jiajia International Freight & Forwarding Co., Ltd pursuant to an acquisition agreement. The acquisition was undertaken to allow the Company to diversify its operations, and to improve its financial condition and increase shareholder value. The statements of operations include only the results of MediaREADY, Inc.

The Company uses the purchase method of accounting for qualifying business combinations. Under the purchase method of accounting, the assets and liabilities of the acquired companies are recorded at their estimated fair values at the date of acquisition. The excess of cost over their fair values is recognized as intangible assets. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, identified intangible assets are amortized over their estimated useful lives.

The purchase consideration is as follows:

Cash consideration	$1,040,816
Series A Preferred Stock (1,000,000 shares)	2,100,000
Series B Preferred Stock (120,000 shares)	1,104,000
Options to purchase common stock	480,000
$4,724,816

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14 – BUSINESS COMBINATIONS (CONTINUED)

The value of the Series A Preferred Stock and Series B Preferred Stock were based on the fair value of the common stock to be issued upon conversion at December 31, 2007 as follows:

One share of Series A Preferred Stock converts into 100 shares of common stock

One share of Series B Preferred Stock converts into 400 shares of common stock

The cash consideration is payable on or before April 30, 2008 and is included within accounts payable.

On March 28, 2008 shareholders holding the Series A Preferred Stock converted into 2,500,000 shares of common stock, no Series A Preferred Stock remain outstanding. On March 28, 2008 shareholders holding the Series B Preferred Stock converted into 1,200,000 shares of common stock.

A condensed balance sheet showing the amount assigned to each major asset and liability caption of the acquired entity at December 31, 2007 (acquisition date) is as follows:

Assets
Cash	$1,121,390
Accounts receivable	3,131,831
Due from related parties	736,677
Other assets	140,158
$5,130,056
Liabilities
Accounts payable	$(3,477,392)
Customer advances	(683,436)
Due to related parties	(229,252)
Other liabilities	(412,404)
$(4,802,484)
Net assets	$327,572
Other comprehensive income	226,390
Capital infusion	1,040,816
Total assets after infusion	$1,594,778

Intangible assets arising on the acquisition totaled $3,912,301.

The unaudited condensed results of operations for the current and prior year assuming that the entities had been combined for those periods is as follows:

	2007	2006
Revenues	$35,298,453	$31,523,430
Cost of revenues	34,036,196	32,009,726

Gross profit (loss)	1,262,257	(486,296)

Operating expenses:
Selling, general and administrative	1,853,635	2,926,996
Provision for obsolete inventory	4,138	185,163
Fair value of convertible securities	—	406,000
Fair value of equity instruments	10,424,900	63,400
Other	370	65,517

Total operating expenses	12,283,043	3,647,076
Other income (expense):
Change in fair value of derivative liability	662,899	(492,100)
Interest expense	(201,583)	(246,143)
Total other income (expenses)	461,316	(738,243)
Income Tax	57,205	10,389
Net loss	$(10,616,675)	$(4,882,004)

Basic & diluted loss per share	$(0.08)	$(0.05)

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15 – STOCKHOLDERS’ EQUITY

On April 5, 2006 the Company increased its authorized common stock from 100 million to 200 million shares and on March 11, 2008 further increased its authorized common stock to 500 million shares and additionally combined the common stock on the basis of one share for each forty shares issued and outstanding.

During the year ended December 31, 2006 a related party converted $1,445,000 in convertible notes payable into 23,700,000 shares of common stock at prices ranging $.04 to $.09 per share.

During the year ended December 31, 2006 the Company issued 145,000 shares of common stock to third parties and employees for services rendered at prices ranging $0.10 to $0.14 per share, for a total of $19,900.

During the year ended December 31, 2006 the Company recognized the fair market value of 300,000 shares of common stock to be issued to an employee under an employment agreement and expensed a total of $43,500 at $0.145 per share. On April 11, 2007 the Company was released from all obligations under the employment agreement.

During the year ended December 31, 2006 the Company recognized the estimated fair market value of 100,000 stock warrants issued to an employee under an employment agreement, using the Black Scholes model and expensed a total of $10,000 at $0.10 per warrant share.

During the year ended December 31, 2006 the Company recognized the estimated fair market value of 4,400,000 stock warrants to be issued to a third party under a service agreement, using the Black Scholes model and expensed a total of $396,000 at $0.09 per warrant share.

During the year ended December 31, 2007 the Company issued 1,000,000 of Series A Preferred Stock to finance the purchase of a 51% interest in a company incorporated in the People Republic of China at a fair value of $2.10 per share, for a total of $2,100,000.

During the year ended December 31, 2007 the Company issued 120,000 shares of Series B Preferred Stock to finance the purchase of a 51% interest in a company incorporated in the Peoples Republic of China at a fair value of $9.20 per share, for a total of $1,104,000.

During the year ended December 31, 2007 the Company issued 725,000 shares of Series B Preferred Stock to third parties for services rendered at a fair value of $8.40 per share, for a total of $6,090,000.

During the year ended December 31, 2007 a related party converted $1,768,520 in convertible notes payable into 71,800,000 shares of common stock at prices ranging $.007 to $.050 per share.

During the year ended December 31, 2007 the Company president converted $193,500 in accrued compensation into 5,400,000 shares of common stock at $.036 per share.

During the year ended December 31, 2007 the Company granted stock options to purchase 80,000,000 shares of common stock to finance the purchase of a 51% interest in a company incorporated in the Peoples Republic of China, at a fair value of $480,000.

On April 11, 2007 the Company was released from an obligation to issue 720,000 shares of common stock to an employee under an employment agreement. Accordingly, during the year ended December 31, 2007 the Company reversed the amounts expensed for the fair market value of the stock during the years ended December 31, 2006, 2005 and 2004, respectively, for a total of $221,100.

During the year ended December 31, 2007 the Company recognized the fair market value of 8,000,000 shares of common stock to be issued to a third party for services rendered at $.021 per share, for a total of $168,000.

During the year ended December 31, 2007 the Company issued 100,000 shares of common stock to an employee for services rendered at $.065 per share, for a total of $6,500.

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15 – STOCKHOLDERS’ EQUITY (CONTINUED)

During the year ended December 31, 2007 the Company issued 13,150,000 shares of common stock to third parties for services rendered at prices ranging $.037 to $.110 per share, for a total of $606,950.

During the year ended December 31, 2007 the Company cancelled 500,000 shares held in treasury at $0.375 per share, for a total of $187,500.

On March 11, 2008 the Company increased its authorized preferred stock from 5 million to 10 million shares.

The number of shares of Series A Preferred Stock shall be limited to 1,000,000, with a par value of $.001 per share. In the event of any liquidation, dissolution or winding up of the Company the holders are entitled to receive, out of legally available assets, a liquidation preference of $.001 per share, and no more, before any payment or distribution is made to the holders of the Company’s common stock. Holders shall have 250 votes per share and will be entitled to vote on any and all matters brought to a vote of stockholders of Common Stock. Each share is convertible into 100 shares of Common Stock.

The number of shares of Series B Preferred Stock shall be limited to 1,295,000, with a par value of $.001 per share. In the event of any liquidation, dissolution or winding up of the Company the holders are entitled to receive, out of legally available assets, a liquidation preference other than to the Series A Preferred holders of $.001 per share, and no more, before any payment or distribution is made to the holders of the Company’s common stock. Holders shall have no votes per share except as otherwise provided by law. Each share is convertible into 400 shares of common stock.

On March 28, 2008 all outstanding Series A Preferred Stock and Series B Preferred Stock were converted into common stock, no Series A Preferred Stock or Series B Preferred Stock remain outstanding.

NOTE 16 – RELATED PARTIES

During the year ended December 31, 2006 related party revenues totaled $1,061,350 and comprised 87.6% of total sales. Accounts receivable from the related party totaled $160,350 or 3.5% of gross receivables at December 31, 2007 and $760,350 or 89.8% of gross receivables at December 31, 2006.

During the years ended December 31, 2007 and 2006 the Company expensed $200,000 in each year for the salary of the President. At December 31, 2007 a total of $446,985 for the period January 1, 2002 through December 31, 2007 was unpaid and has been accrued under current liabilities. Additionally, during the year ended December 31, 2007 a total of $193,500 in accrued salary was converted into 5,400,000 shares of common stock.

During the years ended December 31, 2007 and 2006, the Company expensed $52,156 and $41,230, respectively, in overhead costs incurred and paid by the president/stockholder.

During the year ended December 31, 2007 and 2006, the Company expensed $185,336 and $151,004, respectively, in overhead costs incurred and paid by a related party/stockholder.

For the years ended December 31, 2007 and 2006, the Company expensed interest cost to a related party totaling $201,583 and $246,367, respectively.

On December 31, 2007, the Company was due $511,435 from Shandong Huibo Import & Export, Ltd., a 24.3% shareholder in Shandong Jiajia.  The loans were unsecured, non-interest bearing and repayable on demand.

On December 31, 2007, the Company had an amount of $229,252 due to Xiangfen Chen who is the general manager of Shandong Jiajia Xiamen branch. The loans were unsecured, non-interest bearing and repayable on demand.

On December 31, 2007, the Company had commitments to a related party for the lease of property in the Peoples Republic of China, totaling $34,523, (see Note 19).

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 17 – INCOME TAXES

The provision for federal and state income taxes as of December 31, 2007 and 2006 consisted of the following:

	2007	2006
Current expense (benefit)	$—	$—
Deferred expense (benefit)	—	—
	$—	$—

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant approximate components of the net deferred taxes, at December 2007 and 2006 are as follows:

	2007	2006
Deferred tax assets:
Federal net operating loss carry forward	$3,700,000	$3,500,000
State net operating loss carry forward	600,000	550,000
Provisions	—	545,000
Timing difference - Accrued compensation	167,000	246,000
	4,467,000	4,841,000
Valuation allowance	(4,467,000)	(4,841,000)
	$—	$—

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported, if any, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has determined that a valuation allowance of $4,467,000 and $4,841,000 at December 31, 2007 and 2006, respectively, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance during the years ended December 31, 2007 and 2006 was $374,000 and $970,000, respectively.

The Company has incurred net operating losses since inception. At December 31, 2007 the Company had a net operating loss carry forward for tax purposes amounting to approximately $11.2 million. Tax losses will begin expiring in the year 2019, and may be limited in offsetting future taxable income in the event of owner shifts pursuant to IRS section 382.

The federal statutory tax rate reconciled to the effective tax rate during the years ended December 31, 2007 and 2006 is as follows:

	2007	2006
Tax (benefit) at U.S. statutory rate	(35.0)%	(35.0)%
State tax rate, net of federal benefits	(3.5)%	(3.5)%
Derivative liability expenses	(3.3)%	5.5%
Other	—	4.5%
Fair value of equity instruments	34.0%	—
Change in valuation allowance	7.8%	28.5%
Effective tax rate	0.0%	0.0%

In July 2006, the Financial Accounting Standard Board (FASB) issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS NO. 109, “Accounting for Income Taxes”. FIN 48 requires a company to evaluate whether tax position taken by a company will more likely than not be sustained upon examination by the appropriate taxing authority. It also provides guidance on how a company should measure the amount of benefit that the company is to recognize in its financial statements. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 17 – INCOME TAXES (CONTINUED)

The Company adopted FIN 48 as of January 1, 2007. As a result of the implementation of FIN 48, the Company concluded that it has not taken any uncertain tax positions on any of its open income tax returns filed through the period ended December 31, 2006 that would materially distort its financial statement. The Company’s methods of accounting are based on established income tax principles approved in the Internal Revenue Code (IRC) and are properly calculated and reflected within its income tax returns.

The Company re-assesses the validity of its conclusions regarding uncertain income tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The impact of this reassessment for the year ended December 31, 2007 did not have any impact on its results of operations, financial conditions or liquidity.

NOTE 18 – COMMON STOCK WARRANTS

At December 31, 2007 and 2006, the Company had outstanding warrants to purchase 4,400,000 and 300,000 shares of common stock, at an exercise price of $0.17 and $1.30 per warrant share, respectively. The Company adopted the provisions of SFAS No. 123R to compute an estimated fair value of $527,000 for the stock warrants using the “Black Scholes” model at December 31, 2007 and 2006 and reserved 4,700,000 shares for the exercise of the stock warrants. The following assumptions were made in estimating fair value:

Risk-free rate	4.45%
Volatility	96%

The following table summarizes the stock warrant activity:

Number of Shares
2004
Warrants granted (five year term expiring April 2, 2009)	100,000
Warrants exercised	—

2005
Warrants granted (five year term expiring April 2, 2010)	100,000
Warrants exercised	—

2006
Warrants granted (three year term expiring May 15, 2009)	4,400,000
Warrants exercised	—

2006
Warrants granted (five year term expiring April 2, 2011)	100,000
Warrants exercised	—
4,700,000

NOTE 19 – COMMITMENTS

On March 27, 2006 the Company negotiated a one-year extension, on a lease for approximately 2,700 square feet of office space in Fort Lauderdale, FL, until May 31, 2007, with a minimum annual rental of $62,300 per annum. On June 1, 2007 the Company negotiated a further one-year extension until May 31, 2008 with a minimum annual rental of $67,225 per annum. Additionally, the landlord is entitled to sales tax and its pro-rata share of all real estate taxes. Rent expense for the year ended December 31, 2007 totaled $102,641.

On June 1, 2007 Shandong Jiajia entered into a one-year lease with a shareholder of Shandong Jiajia for a property in the Peoples Republic of China. The base annual rental is $37,585 per annum.

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 19 – COMMITMENTS (CONTINUED)

On November 1, 2003 the Company entered into a sixty-two month lease of a property in the Peoples Republic of China at a base rent of $18,863 per annum

The following is a schedule of minimum future rentals on the operating leases:

Year ending December 31, 2008	$62,533

On April 2, 2004 the Company entered into a three-year employment agreement with its Chief Technology Officer, with automatic one-year extensions after the expiry of the initial term. The terms of the agreement called for a minimum salary of $180,000 per annum. The agreement also provided for a signing on bonus of $50,000, a minimum annual bonus equal to the lesser of the base salary or 15% of the gross profit as agreed or determined in accordance with generally accepted accounting principles, and participation in other compensation plans and programs for the Company’s senior executives. The agreement further called for the issue of 100,000 shares of common stock upon the signing of the agreement and a further 150,000 shares of common stock to be vested and delivered in fifty thousand share lots in three equal installments through the first year following the execution of the agreement. Under the agreement 100,000 and 150,000 shares had been issued during the years ended December 31, 2005 and 2004, respectively. At each anniversary of the effective date the Company was required issue the executive five-year warrants to purchase at least 100,000 shares of common stock, with the exercise price being set within the 30 days prior to each anniversary. The Company elected not to renew the contract after the April 2007 expiration date.

On August 15, 2004 the Company entered into a three-year employment agreement with its Executive Vice-President – Sales and Marketing, with automatic one-year extensions after the expiration of the initial term. The terms of the agreement called for a minimum annual salary of $150,000 per annum. The agreement also provided for a minimum annual bonus of between 50% and 100% of base salary based on certain criterion to be agreed between the executive and the Company, and a further bonus of 2% of the gross profit of the Company as agreed or determined in accordance with generally accepted accounting principles. The agreement further called for the issue of 120,000 shares of common stock upon signing of the agreement. At each anniversary of the effective date the Company was required to issue the executive 300,000 shares of common stock for the three-year period of his employment. On April 11, 2007 the Company was released from all obligations under the employment agreement.

On June 1, 2006 the Company entered into a one-year contract with an organization to develop and implement a proactive marketing program designed to create extensive financial market and investor awareness for the Company. The agreement calls for a monthly payment of $12,500 and an annual budget of not less than $200,000 for third party marketing costs. The agreement further calls for the issue of 110,000 Warrants, with each Warrant representing the right to purchase one share of Common Stock for $6.8 per share at any time through the third year following issuance. The Holder may not exercise Warrants to the extent that immediately following such exercise Holder would beneficially own 5% or more of the outstanding Common Stock of the Company. Notwithstanding any other provisions of the agreement the Holder is not permitted to effect a “net” exercise of the Warrants prior to one year from the date hereof. No Warrants have currently been issued under this agreement. The Warrants will expire on May 15, 2009. No services have been provided and the Company is currently in the process of negotiating a cancellation of the contract.

In December 2007 we entered into a consulting agreement with China Direct Investments, Inc., a subsidiary of China Direct, Inc., under which we are obligated to issue 450,000 shares of our Series B Preferred Stock, valued at $3,780,000, as compensation for its services to us in conjunction with the transaction pursuant to the terms of a consulting agreement entered into in December 2007.  Upon issuance, these shares of Series B Preferred Stock will be immediately convertible into 4,500,000 shares of our common stock.

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20 – ADVERTISING

The Company expenses advertising costs as incurred. During the years ended December 31, 2007 and 2006, a total of $20,326 and $80,165 were expensed, respectively.

NOTE 21 – REGIONS

The table below presents information by operating regions for the year ended December 31, 2007.

	Revenues	Net Assets
United States	$—	$(8,334,042)
Peoples Republic of China	—	1,368,388
	$—	$(6,965,654)

For the year ended December 31, 2006 all operations were within the United States.

NOTE 22 – CONTINGENCIES

On August 11, 2004 (with an effective date of June 1, 2004) the Company entered into a stock purchase agreement with the sole shareholder of a privately held company engaged in the business of selling and distributing electrical products. The principal terms of the agreement provide for the Company to acquire all of the issued and outstanding shares of the acquired entity for a purchase price of $1,500,000 plus the issuance of 1,000,000 common stock shares in the acquiring entity. Additional considerations included in this stock purchase agreement require the Company to collateralize an existing line of credit in the amount of $2,500,000 as well as retain the services of the selling shareholder, pursuant to a consulting agreement dated August 11, 2004, for a term consistent with the fulfillment of the stock purchase agreement. The Company, at time of closing, gave its initial deposit of $350,000, but has defaulted on the remaining balance due and is also in default of the collateralization provision.

Management has written off the deposit of $350,000 and the seller has informally agreed to forbear from any action at this time. Management anticipates, but cannot assure that a settlement will be forthcoming and that the Company loss will consist of their forfeited deposit. On December 31, 2007 a related party personally guaranteed any and all liabilities resulting from the stock purchase agreement.

The following pro forma combined financial information presented below, gives effect to the acquisitions of Shandong Jiajia International Freight & Forwarding Co., Ltd. under the purchase method of accounting prescribed by Accounting Principles Board Opinion No.16, Business Combinations, as if it occurred as of the beginning of Fiscal 2007 and the beginning of Fiscal 2006.

	For the Year Ended December 31, 2007
2007 (Unaudited)	China Logistics Group, Inc.	Shandong Jiajia	Proforma Adjustments	Total

Sales	$—	$35,298,453	$—	$35,298,453
Cost of Goods	—	34,036,196	—	34,036,196
Gross Profit	—	1,262,257	—	1,262,257
Operating Expenses	11,760,241	522,802	—	12,283,043
Operating Income (Loss)	(11,760,241)	739,455	—	(11,020,786)
Other Income (expenses)	461,316	—	—	461,316
Income tax refund (expenses)	—	(57,205)	—	(57,205)
Net Income (Loss)	$(11,298,925)	$682,250	$(334,303)	$(10,950,978)
Basic & diluted loss per share	$(0.08)			$(0.08)
Basic & diluted weighted average Common shares	137,686,070			141,386,070

CHINA LOGISTICS GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 23 – SUBSEQUENT EVENTS

In March 2008 we issued Mr. Harrell, our CEO, 581,247 shares of our common stock in satisfaction of approximately $419,000 of accrued compensation due him. Mr. Harrell is an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

In March 2008 we also issued a related party/shareholder 2,864,606 shares of our common stock in satisfaction of approximately $2,310,000 due him under a convertible note and a loan. The related party/shareholder, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

In March 2008 the holders of shares of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock converted those shares into shares of our common stock pursuant to the designations, rights and preferences of those securities, including:

•

three individuals, who included Messrs. Wei Chen and Hui Liu, minority shareholders, officers and directors of Shandong Jiajia, who owned 1,000,000 shares of our Series A Convertible Preferred Stock converted those shares into an aggregate of 2,500,000 shares of our common stock; and

•

three individuals and two entities, which included Mr. Chen, who owned 725,000 shares of Series B Convertible Preferred Stock converted those shares into an aggregate of 8,450,000 shares of our common stock.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

TABLE OF CONTENTS
Page

Prospectus Summary

1

Selected Consolidated Financial Data

7

Risk Factors

8

Cautionary Statement Regarding

Forward-Looking Information

14

Market for Common Equity Aand

Related Stockholder Matters

15

Capitalization

16

Use of Proceeds

17

Management’s Discussion and

Analysis or Plan of Operation

18

Our Business

25

Management

31

Executive Compensation

34

Certain Relationships and

Related Transactions

36

Principal Shareholders

36

Description of Securities

38

Selling Security Holders

40

Plan of Distribution

49

Legal Matters

50

Experts

50

Where You Can Find Additional Information

51

Financial Statements

F-1

CHINA LOGISTICS GROUP, INC. ——————— PROSPECTUS ——————— ________________, 2008 31,558,500 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$523
Legal Fees and Expenses*	50,000
Accounting Fees and Expenses*	7,500
Financial Printing*	2,500
Transfer Agent Fees*	500
Blue Sky Fees and Expenses*	150
Miscellaneous*	827
TOTAL	$62,000

———————

*

Estimated

Item 14.

Indemnification of Directors and Officers.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 15.

Recent Sales of Unregistered Securities.

Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

In April and May 2006 we issued Mr. David Aubel 5,400 shares of our common stock in satisfaction of approximately $383,400 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2006 we issued 135 shares of our common stock as compensation for consulting services valued at $18,900. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

In July 2006 we issued Mr. Aubel 6,600 shares of our common stock in satisfaction of approximately $423,600 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2006 we issued an aggregate of 10 shares of our common stock as compensation for consulting services valued at $1,000. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In September 2006 we issued Mr. Aubel 200 shares of our common stock in satisfaction of approximately $16,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In October 2006 we issued Mr. Aubel 6,600 shares of our common stock in satisfaction of approximately $423,600 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In January 2007 and February 2007 we issued Mr. Aubel an aggregate of 12,000 shares of our common stock in satisfaction of approximately $538,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In January we issued an aggregate of 400 shares of our common stock as compensation for consulting services valued at $44,000. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In April 2007 we issued Mr. Aubel an aggregate of 10,800 shares of our common stock in satisfaction of approximately $353,200 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2007 we issued Mr. Aubel 5,700 shares of our common stock in satisfaction of approximately $157,320 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May we issued an aggregate of 2,750 shares of our common stock as compensation for consulting and legal services valued at $178,750. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In June 2007 we issued Mr. Aubel 5,000 shares of our common stock in satisfaction of approximately $120,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In July 2007 we issued Mr. Aubel 6,200 shares of our common stock in satisfaction of approximately $148,800 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007 we issued Mr. Aubel an aggregate of 14,000 shares of our common stock in satisfaction of approximately $234,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007 we issued Mr. V. Jeffrey Harrell, our CEO, 6,000 shares of our common stock valued at $215,000 as compensation for his services to us in lieu of a salary. Mr. Harrell is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In September 2007 we issued Mr. Aubel 8,000 shares of our common stock in satisfaction of approximately $120,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

During the period ended September 2007 we issued 100 shares of our common stock as compensation for consulting services valued at $3,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

In September 2007 we issued 10,000 shares of our common stock as compensation for consulting services valued at $380,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was an accredited investor.

In October 2007 we issued Mr. Aubel 6,000 shares of our common stock in satisfaction of approximately $60,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In December 2007 we issued Mr. Aubel an aggregate of 4,000 shares of our common stock in satisfaction of approximately $37,200 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In December 2007 we issued 200,000shares of our common stock as compensation for consulting services valued at $168,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was an accredited investor.

On December 31, 2007 we issued Messrs. Liu and Chen, principals of Shandong Jiajia, an aggregate of 1,000,000 shares of our Series A Preferred Stock as partial consideration for our acquisition of 51% of that entity. In connection with the transaction, we issued an aggregate of 837,500 shares of our Series B Preferred Stock valued at $7,035,000 as compensation to consultants and finders in the transaction. On January 28, 2008 the acquisition agreement was amended to provide that as additional consideration we issued Mr. Chen 120,000 shares of our Series B Preferred Stock. All of these issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In March 2008 we issued Mr. Harrell, our CEO, 581,247 shares of our common stock in satisfaction of approximately $419,000 of accrued compensation due him. Mr. Harrell is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2008 we also issued Mr. Aubel 2,864,606 shares of our common stock in satisfaction of approximately $2,310,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

Finally, in March 2008 the holders of shares of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock converted those shares into shares of our common stock pursuant to the designations, rights and preferences of those securities, including:

•

three individuals, who included Messrs. Wei Chen and Hui Liu, minority shareholders, officers and directors of Shandong Jiajia, who owned 1,000,000 shares of our Series A Convertible Preferred Stock converted those shares into an aggregate of 2,500,000 shares of our common stock; and

•

three individuals and two entities, which included Mr. Chen, who owned 725,000 shares of Series B Convertible Preferred Stock converted those shares into an aggregate of 8,450,000 shares of our common stock. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. These issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 3(a)(9) of that act.

In April 2008, we completed the private placement of 15.113 units of our securities at an offering price of $250,000 per unit to approximately 32 investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Regulation D and Section 4(2) of that act. Each unit consisted of 1,000,000 shares of common stock, five year Class A warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 per share. The purchasers of the units are certain accredited institutional and individual investors. We received gross proceeds of $3,778,250 in this offering. We paid Skyebanc, Inc., a broker-dealer and a member of FINRA, a cash commission of $25,938 and issued that firm Class A warrants to purchase 207,500 shares of our common stock as compensation for services to us. We also paid due diligence fees to certain investors or their advisors in connection with this offering as well as legal fees for investors' counsel. After payment of these fees and costs associated with this offering we received net proceeds of approximately $3,359,187.

Item 16.

Exhibits and Financial Statement Schedules.

The following documents are filed as a part of this registration statement or are incorporated by reference to previous filings, if so indicated:

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Articles of Amendment (1)
3.3	Articles of Amendment (5)
3.4	Articles of Amendment (2)
3.5	Form of Articles of Amendment (10)
3.6	Bylaws (1)
4.1	Trilogy Capital Partners, Inc. Warrant Agreement dated June 1, 2006(3)
4.2	Form of common stock purchase warrant issued to Mr. Chen (12)
5.1	Opinion of Schneider Weinberger & Beilly LLP *
10.1	Debt Conversion Agreement with David Aubel dated December 3, 2005 (4)
10.2	Amendment to Debt Conversion Agreement with David Aubel dated May 15, 2006 (6)
10.3	Consulting and Management Agreement dated May 22, 2007 with China Direct Investments, Inc. (7)
10.4	Consulting and Management Agreement dated September 5, 2007 with Capital One Resource Co., Ltd (8)
10.5	Acquisition Agreement dated as of December 31, 2007 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding (Logistics Co.) Ltd., and Messrs. Hui Liu and Wei Chen (2)
10.6	Finder's Agreement dated as of December 31, 2007 between MediaREADY, Inc. and Dragon Venture (Shanghai) Capital Management Co., Ltd. (2)
10.7	Consulting Agreement dated as of December 31, 2007 between MediaREADY, Inc. and China Direct, Inc. (2)
10.8	Form of Amendment to Acquisition Agreement dated as of January 28, 2008 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding Ltd., and Messrs. Hui Liu and Wei Chen (9)
10.9	Form of Amendment to Finder's Agreement dated as of January 28, 2008 between MediaREADY, Inc. and Dragon Venture (Shanghai) Capital Management Co., Ltd. (9)
10.10	Form of Amendment to Acquisition Agreement dated as of March 13, 2008 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding Ltd., and Messrs. Hui Liu and Wei Chen (11)
10.11	Lease Agreement between China Logistics Group, Inc. and ETI International, Inc.*
14.1	Code of Business Conduct and Ethics (12)
21.1	Subsidiaries of the Registrant (12)
23.1	Consent of Sherb & Co. LLP *
23.2	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1) *

———————

*

filed herewith

(1)

Incorporated by reference to the registration statement on Form 10-SB, SEC File No. 0-31497, as filed with the Securities and Exchange Commission on September 11, 2000, as amended.

(2)

Incorporated by reference to the Current Report on Form 8-K as filed on January 7, 2008.

(3)

Incorporated by reference to the Current Report on Form 8-K as filed on June 2, 2006.

(4)

Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

(5)

Incorporated by reference to the Current Report on Form 8-K as filed on September 27, 2006.

(6)

Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended September 30, 2006.

(7)

Incorporated by reference to the Current Report on Form 8-K as filed on May 23, 2007.

(8)

Incorporated by reference to the Current Report on Form 8-K as filed on September 10, 2007.

(9)

Incorporated by reference to the Current Report on Form 8-K as filed on January 31, 2008.

(10)

Incorporated by reference to the definitive information statement on Schedule 14C as filed on February 14, 2008.

(11)

Incorporated by reference to the Current Report on Form 8-K as filed on March 18, 2008.

(12)

Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2007.

Item 17.

Undertakings.

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, Florida on June 19, 2008.

China Logistic Group, Inc.

By:	/s/ V. JEFFREY HARRELL
V. Jeffrey Harrell, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

June 19, 2008	By:	/s/ V. JEFFREY HARRELL
V. Jeffrey Harrell
Chief Executive Officer, President, Secretary, Treasurer, principal executive financial, principal accounting officer and sole director